EXHIBIT 10.11
                                                                  EXECUTION COPY

              C R E D I T   A N D   S E C U R I T Y   A G R E E M E N T

         This Credit and Security Agreement (as it may from time to time be amended, restated or otherwise modified, the "Agreement") is made effective as of the 2nd day of April, 1998, between AIRCRAFT SERVICE INTERNATIONAL GROUP, INC., a Delaware corporation, 8240 N.W. 52 Terrace, #200, Miami, Florida 33166-7766 ("Borrower"), and KEY CORPORATE CAPITAL INC., an affiliate of KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114-1306 ("Lender").

                                   WITNESSETH:

         WHEREAS, Borrower and Lender desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Account" shall mean (a) any right to payment now or hereafter owing to a Company (including but not limited to any such right to payment by reason of any lease, sale, manufacture, repair, processing or fabrication of personal property formerly, now or hereafter owned or otherwise held by such Company, by reason of any services formerly, now or hereafter rendered by or on behalf of such Company or by reason of any former, existing or future contract for any such lease, sale, manufacture, repair, processing, fabrication and/or services), whether such right to payment be classified by law as an instrument, chattel paper, contract right, account, document, general intangible or otherwise; (b) the security, if any, for such right to payment; (c) a Company's right, title and interest (including, without limitation, all of such Company's rights as an unpaid vendor, and any applicable right of stoppage in transit) in or to the personal property, if any, which is the subject of such rights to payment; (d) all books and records pertaining to such rights to payment; and (e) all proceeds of any of the foregoing, irrespective of the form or kind thereof.

         "Account Debtor" shall mean any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any Guarantor thereof.

         "Acquisition" shall mean the acquisition of all of the shares of stock of the "Companies" (as defined in the Share Purchase Agreement) by Borrower and ASIG Europe Limited pursuant to the terms of the Share Purchase Agreement.

         "Applicable Margin" shall mean:

                  (a) for the period from the Closing Date through the fiscal quarter ending June 30, 1999, one hundred seventy-five (175) basis points for LIBOR Rate Loans and zero (0) basis points for Prime Rate Loans; and

                  (b) commencing with the financial statements for the fiscal quarter ending March 31, 1999, the number of basis points (depending upon whether Loans are LIBOR Loans or Prime Rate Loans) set forth in the following matrix based on the result of the computation of the Leverage Ratio for the most recently completed fiscal quarter shall be used to establish the number of basis points that will go into effect on July 1, 1999 and thereafter:

---------------------------------------------------------------------------------------------------------------
                         LEVERAGE RATIO                               APPLICABLE BASIS         APPLICABLE BASIS
                                                                      POINTS FOR LIBOR         POINTS FOR PRIME
                                                                           LOANS                  RATE LOANS
---------------------------------------------------------------------------------------------------------------
Greater than 6.00 to 1.00                                                   225                       50
---------------------------------------------------------------------------------------------------------------
Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00            200                       25
---------------------------------------------------------------------------------------------------------------
Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00            175                        0
---------------------------------------------------------------------------------------------------------------
Greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00            150                        0
---------------------------------------------------------------------------------------------------------------
Less than 4.50 to 1.00                                                      125                        0
---------------------------------------------------------------------------------------------------------------


         Changes to the Applicable Margin shall be effective on the first day of each fiscal quarter following the date upon which Lender received, or, if earlier, Lender should have received, pursuant to Section 5.3(a) hereof, the financial statements of the Companies for Borrower's fiscal quarters. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Lender to charge the Default Rate, or the rights and remedies of Lender pursuant to Articles VIII and IX hereof.

         "Asset Acquisition" shall mean (a) an Investment by a Company or any Group Member in any other Person pursuant to which such Person shall become a Group Member or shall be merged with or into a Company or any Group Member or
(b) the acquisition by a Company or any Group Member of the assets of any Person (other than a Group Member) which constitute all or substantially all of the assets of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" shall mean the sale, transfer or other disposition (including any sale and leaseback transaction), other than to Borrower or any of its Wholly-Owned Subsidiaries, in any single transaction or series of related transactions having a fair market value in excess of Two Hundred Thousand Dollars ($200,000), of (a) any Capital Stock of or other equity interest in any Group Member, or (b) any other property or assets of Borrower or of any Group Member thereof;

provided that Asset Sales shall not include (i) sales, leases, conveyances, transfers or other dispositions to Borrower or to a Wholly-Owned Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Wholly-Owned Subsidiary; (ii) the contribution or other transfer of any assets or property to a joint venture, partnership or other Person (which may be a Subsidiary) in which Borrower has a direct or indirect interest; or (iii) the sale, transfer or other disposition of all or substantially all of the assets of Borrower or any of its Wholly-Owned Subsidiaries as permitted under Section 5.12.

         "Borrower's Certificate" shall mean a certificate detailing the calculation of the Borrowing Base, in form and substance satisfactory to Lender.

         "Borrowing Base" shall mean an amount not in excess of the sum of eighty-five percent (85%) of the amount due and owing on Eligible Accounts Receivable and zero percent (0%) on Inventory; provided, however, that anything herein to the contrary notwithstanding, Lender shall at all times have the right to modify or reduce such percentages from time to time, in its reasonable discretion.

         "Business Day" shall mean a day of the year (excluding Saturdays and Sundays) on which banks are not required or authorized to close in Cleveland, Ohio, or Miami, Florida, and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

         "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock of any Company or as a dividend, return of capital or other distribution (other than any stock dividend or stock split payable only in capital stock of the Company in question) in respect of any Company's capital stock.

         "Capital Expenditures" shall mean, for any period, the amount of capital expenditures as determined on a Consolidated basis and in accordance with GAAP.

         "Capital Stock" shall mean, with respect to any Person, any and all shares or other equivalents (however designated and whether or not voting) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exercisable for any of the foregoing.

         "Capitalized Lease Obligations" shall mean Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Cash Collateral Account" shall mean a commercial Deposit Account designated "cash collateral account" and maintained by Borrower with KeyBank, without liability by KeyBank or Lender to pay interest thereon, from which account Lender shall have the exclusive right to withdraw funds until all of the Debt is paid in full.

         "Cash Equivalents" shall mean (i) marketable direct obligations of the United States of America or any agency thereof, or obligations guaranteed or insured by the United States of America; provided that in each case such obligations mature within one year from the date of acquisition thereof, (ii) certificates of deposit maturing within one year from the date of creation thereof issued by any U.S. national or state banking institution having capital, surplus and undivided profits aggregating at least Two Hundred Fifty Million Dollars ($250,000,000) and at the time of investment rated at least A-1 by S&P and P-1 by Moody's, (iii) commercial paper with a maturity of one hundred eighty
(180) days or less issued by a corporation (except an affiliate of Borrower) organized under the laws of any state of the United States of America or the District of Columbia and at the time of investment rated at least A-1 by S&P or at least P-1 by Moody's, (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by an agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency, and (v) tax-exempt auction rate securities and municipal preferred stock, in each case, subject to reset no more than thirty-five (35) days after the date of acquisition and having a rating of at least AA by S&P or Aa by Moody's at the time of investment.

         "Cash Security" shall mean all cash, instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Borrower presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of KeyBank or Lender, in each case only to the extent relating to the Collateral.

         "Closing Date" shall mean the effective date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Collateral" shall mean (a) all of Borrower's existing and future Accounts, accounts receivable, contract rights, General Intangibles, instruments and chattel paper in each case relating to the Accounts; (b) all of Borrower's Inventory, whether now owned or hereafter acquired by Borrower; (c) all funds now or hereafter on deposit in the Cash Collateral Account, if any; (d) all of Borrower's existing and future Cash Security; and (e) all of the Proceeds, products, profits, and rents of any of (a) through (d) above, in each case to the extent set forth in the applicable Loan Documents. The definition of Collateral shall exclude any items which are not assignable pursuant to the terms of any agreement or require the consent of any other party or are prohibited by law.

         "Commitment" shall mean the obligation hereunder of Lender to make Loans, and to issue Letters of Credit, pursuant to the Revolving Credit Commitment up to an aggregate principal amount outstanding at any one time of Ten Million Dollars ($10,000,000), or such lesser amount as shall be determined pursuant to Section 2.5 hereof.

         "Commitment Period" shall mean the period from the Closing Date to August 31, 2002, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

         "Company" shall mean Borrower or a Subsidiary.

         "Companies" shall mean Borrower and all Subsidiaries.

         "Compliance Certificate" shall mean a certificate, substantially in the form of the attached Exhibit C.

         "Computer System" shall mean a computer system and all related peripherals, including, but not limited to, hardware, software, devices and systems.

         "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower, its Subsidiaries and Restricted Joint Ventures in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, for any Person on a Consolidated basis and in accordance with GAAP, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to Borrower each of the foregoing items shall be determined on a consolidated basis with respect to Borrower and its Group Members only; provided, however, that, for purposes of calculating Consolidated EBITDA during any fiscal quarter, cash income from a particular Investment (other than in a Subsidiary which under GAAP is consolidated or a Restricted Joint Venture) of such Person shall be included only (x) to the extent cash income has been received by such Person with respect to such Investment, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments. In connection with any material Asset Acquisition contemplated by a Company, Lender hereby agrees to give fair consideration to, and to negotiate in good faith with respect to, an adjustment to the calculation of Consolidated EBITDA for the purposes of calculating the Applicable Margin and the Leverage Ratio to give effect on a pro forma basis to such Asset Acquisition as if such Asset Acquisition had occurred on the first day of the relevant test period.

         "Consolidated Interest Expense" shall mean, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP (without taking into account interest incurred by Permitted Joint Ventures), would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Group Members on a consolidated basis (including, but not limited to, (i) imputed interest included in Capitalized Lease Obligations, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iii) the net costs associated with hedging obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligation, (vi) amortization of discount or premium, if any, and (vii) all other non-cash interest expense (including PIK Interest) (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of a Company), less the amortization of deferred financing costs and excluding, however, any amount of such interest of any Group Member if the net income of such Group Member is excluded in the calculation of Consolidated Net Income pursuant to clause (a) or
(f) of the definition thereof (but only in the same proportion as the net income of such Group Member is excluded from the calculation of Consolidated Net Income pursuant to clause (a) or (f) of the definition thereof).

         "Consolidated Net Income" shall mean, with respect to any Person, for any period, the aggregate amount of the Net Income of such Person and its Group Members for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of (i) any Person (the "other Person") in which the Person in question or any of its Group Members has less than a one hundred percent (100%) interest (which interest does not cause the Net Income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) or (ii) any Permitted Joint Venture shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Group Member, (b) the Net Income of any Group Member of the Person in question that is subject to any restriction or limitation (including without limitation as a result of the failure of such dividend or distribution to be irrevocably authorized by other members of a Restricted Joint Venture where such other members' authorization is necessary for such dividend or distribution or such other members otherwise have the ability to restrict or limit such dividend or distribution) on the payment of dividends or the making of other distributions (other than pursuant to the Notes, this Agreement, any other Loan Document or the Note Purchase Agreement or the notes issued in connection therewith) shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain or loss resulting from an Asset Sale by the Person in question or any of its Group Members other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses shall be excluded, (e) income or loss attributable to discontinued operations (including without limitation operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded, and (f) to the extent not otherwise excluded in accordance with GAAP, the Net Income of any Group Member in an amount that corresponds to the percentage ownership interest in the income of such Group Member not owned on the last day of such period, directly or indirectly, by such Person shall be excluded.

         "Consolidated Net Worth" shall mean, with respect to any Person at any date, the Consolidated stockholder's equity of such Person less the amount of such stockholder's equity attributable to Disqualified Capital Stock of such Person and its Subsidiaries, as determined in accordance with GAAP.

         "Controlled Group" shall mean a Company and each "person" (as therein defined) required to be aggregated with a Company and treated as a single employer under Code Section 414(b), (c), (m) or (o).

         "Debt" shall mean, collectively, (a) all Indebtedness incurred by Borrower to Lender pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof with Lender in whole or in part; (c) the commitment and other fees, and any prepayment premium payable hereunder; (d) every other liability, now or hereafter owing to KeyBank or Lender by Borrower, and includes, without limitation, every liability, whether owing by only Borrower or by Borrower with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to KeyBank or Lender or acquired by KeyBank or Lender by purchase, pledge or otherwise and whether participated to or from KeyBank or Lender in whole or in part; and (e) all Related Expenses.

         "Default Rate" shall mean a rate per annum which shall be two percent (2%) in excess of the Derived LIBOR Rate or Derived Prime Rate, as the case may be, from time to time in effect. "Deposit Account" shall mean (a) any deposit account, and (b) any demand, time, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization.

         "Derived LIBOR Rate" shall mean a rate per annum which shall be the sum of the Applicable Margin plus the LIBOR Rate.

         "Derived Prime Rate" shall mean a rate per annum which shall be the sum of the Applicable Margin plus the Prime Rate.

         "Disqualified Capital Stock" shall mean any Capital Stock of a Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of Borrower with respect to which, under the terms of such Preferred Stock, by agreement or otherwise, Borrower is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of Borrower that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of Borrower, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

         "Eligible Account Receivable" shall mean an Account of a Company to the extent arising out of completed sales or services performed by such Company in accordance with the terms and conditions of all purchase orders, contracts and other documents relating thereto, which, at all times until it is collected in full, continuously meets the following requirements: (a) is not subject to any claim for credit, allowance, or adjustment by the Account Debtor or any set off or counter claim; provided, however, that such Account shall only be excluded to the extent of such claim for credit, allowance or adjustment or such setoff or counterclaim; (b) arose in the ordinary course of such Company's business from the performance (fully completed) of services or bona fide sale of goods which have been shipped to the Account Debtor, and not more than ninety (90) days have elapsed since the performance (fully completed) of services or the sale of goods for or to the Account Debtor; (c) is not due from any Account Debtor with respect to which such Company has received any notice or has any knowledge of insolvency, bankruptcy or financial impairment; (d) is not subject to an assignment, pledge, claim, mortgage, lien, or security interest of any type except that granted to or in favor of Lender; (e) does not relate to any goods rejected or returned, or acceptance of which has been revoked or refused; (f) is not the subject of any instrument or chattel paper offered in payment thereof;
(g) has not been determined by Lender, in its reasonable discretion, to be unsatisfactory in any respect; (h) is not a Government Account Receivable, unless Lender's security interest in such Government Account Receivable is filed in accordance with the Federal Assignment of Claims Act; (i) is not an account receivable due from any affiliate, shareholder or employee of such Company; (j) is not a Foreign Account Receivable; (k) is not evidenced by a promissory note or any other negotiable instrument; (l) is not an account receivable owed to such Company by an Account Debtor which has failed to pay more than twenty-five percent (25%) of its currently outstanding accounts receivable within ninety
(90) days of service or sale of goods; and (m) Lender has a valid and enforceable first security interest in the Account subject to Permitted Liens.

         "Environmental Laws" shall mean, to the extent legally binding, all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean: (a) the existence of any condition or event with respect to an ERISA Plan which presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) a Controlled Group member has engaged in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA which could result in liability to a Company; (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) a Multiemployer Plan is in reorganization under ERISA Section 4241; (g) an ERISA Plan (and any related trust) which is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any "cash or deferred arrangement" under any such ERISA Plan fails to meet the requirements of Code Section 401(k); (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan; (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan; (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits; or (k) a Controlled Group member incurs or is expected to incur any material liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

         "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

         "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any LIBOR Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which Lender may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include the LIBOR Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under said Regulation D.

         "Event of Default" shall mean an event or condition which constitutes an event of default as defined in Article VIII hereof.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or treasurer.

         "Foreign Account Receivable" shall mean any Account which arises out of contracts with or orders from an Account Debtor which is not a resident of the United States.

         "Funded Indebtedness" shall mean all Indebtedness that is funded, including, but not limited to, long-term and Subordinated Indebtedness, if any, and the current portions of each of the foregoing.

         "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

         "General Intangibles" shall mean the following general intangibles which relate in any manner to the Accounts or any Proceeds, whether now or hereafter acquired by a Company: choses in action, causes of action, all customer lists, corporate or other business records, and all rights to indemnification, in each case to the extent relating to the Accounts, and all proceeds of any of the foregoing, irrespective of the form or kind thereof.

         "Government Account Receivable" shall mean any Account which arises out of contracts with or orders from the United States or any of its departments, agencies or instrumentalities.

         "Group Members" shall mean, collectively, each Subsidiary of a Company, each Restricted Joint Venture and each Subsidiary of a Restricted Joint Venture.

         "Guarantor" shall mean a Person which pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person which agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean any one of the entities set forth on
Schedule 1 attached hereto and made a part hereof which are each executing and delivering a Guaranty of Payment, or any other Person which shall deliver a Guaranty of Payment to Lender subsequent to the Closing Date.

         "Guaranty of Payment" shall mean each of the guaranties of payment of the Debt executed and delivered on or after the Closing Date in connection herewith by the Guarantors of Payment, as the same may be from time to time amended, restated or otherwise modified.

         "Guarantor Security Agreement" shall mean a Security Agreement executed and delivered by a Guarantor of Payment to Lender in connection with this Agreement, as the same may be from time to time amended, supplemented or otherwise modified.

         "Indebtedness" shall mean, for any Company (excluding in all cases accounts payable or trade payables in the ordinary course of business, any obligations to other members of a "consortium" or similar group of aircraft service providers arising from the fact that such Company holds cash on behalf of such other consortium members in the ordinary course of business, and other accrued liabilities arising in the ordinary course of business), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all reimbursement obligations (contingent or otherwise) under any letter of credit (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other

Persons which would be included within this definition for such other Persons), banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device (if and to the extent such hedging agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP), (e) all lease obligations which have been or should be capitalized on the books of such Company in accordance with GAAP, and (f) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Loan shall be one (1) month, two (2) months, three (3) months or six (6) months, in each case as Borrower may select upon notice, as set forth in Section 2.2 hereof, provided that (a) if Borrower fails to so select the duration of any Interest Period, Borrower shall be deemed to have converted such LIBOR Loan to a Prime Rate Loan at the end of the then current Interest Period; and (b) Borrower may not select any Interest Period for a LIBOR Loan which ends after the end of the Commitment Period.

         "Inventory" shall mean (a) all inventory as defined in Chapter 1309 of the Ohio Revised Code; (b) all goods that are raw materials; (c) all goods that are work in process; (d) all goods that are materials used or consumed in the ordinary course of a Company's business; (e) all goods that are, in the ordinary course of a Company's business, held for sale or lease or furnished or to be furnished under contracts of service; and (f) all substitutes and replacements for, and parts, accessories, additions, attachments, or accessions to (a) through (e) above.

         "Investments" shall mean, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by a Company in connection with an acquisition of assets which is not prohibited by the terms of this Agreement), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the repurchase of securities of any Person by such Person.

         "KeyBank" shall mean KeyBank National Association, its affiliates and their respective successors and assigns.

         "Letter of Credit" shall mean any standby letter of credit which shall be issued by Lender or KeyBank for the benefit of Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one (1) year after its date of issuance, or (b) thirty (30) days prior to the last day of the Commitment Period.

         "Leverage Ratio" shall mean, for the time period in question and on a Consolidated basis and in accordance with GAAP, the ratio for the Companies of all Funded Indebtedness to Consolidated EBITDA as of the end of such period.

         "LIBOR Loan" shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based on the LIBOR Rate.

         "LIBOR Rate" shall mean, for any Interest Period with respect to a LIBOR Loan, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of: (a) the per annum rate of interest, determined by Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, as provided by Telerate Service, Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies as the rate in the London interbank market) for dollar deposits in immediately available funds with a maturity comparable to such Interest Period, divided by
(b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (a) hereof) shall be the rate, determined by Lender as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to such LIBOR Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

         "Loan" or "Loans" shall mean the credit granted to Borrower in accordance with Section 2.1A hereof.

         "Loan Documents" shall mean this Agreement, each of the Notes, each of the Guaranties of Payment, each of the Guarantor Security Agreements, all documentation relating to each Letter of Credit, each U.C.C. financing statement executed in connection herewith, and any other documents delivered pursuant thereto, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Maintenance Capital Expenditures" shall mean the lesser of (a) fifty percent (50%) of Capital Expenditures for the period in question, or (b) Three Million Dollars ($3,000,000).

         "Material Adverse Effect" shall mean (a) a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or properties of the Companies, taken as a whole, or (b) a material adverse effect on the legality, validity, binding effect or enforceability of the Loan Documents or the rights of Lender thereunder.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "Net Income" shall mean, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

         "Note" shall mean the Revolving Credit Note or any other note delivered pursuant to this Agreement.

         "Note Purchase Agreement" shall mean that certain Note Purchase Agreement, dated as of April 2, 1998, among Borrower, Ranger Aerospace and CIBC Oppenheimer Corp., as amended, modified and supplemented from time to time, including any agreements refinancing, replacing, refunding or otherwise restructuring all or a portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same lenders or purchasers or any others. The definition of Note Purchase Agreement shall include the notes issued thereunder and all replacements thereof and guarantees rendered in connection therewith.

         "Notice of Loan" shall mean a Notice of Loan in the form of the attached Exhibit B.

         "Obligor" shall mean a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, Borrower and any Guarantor of Payment.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Permitted Joint Venture" shall mean any joint venture arrangement (which may be structured as a corporation, partnership, trust, limited liability company or any other Person) constituting a "Permitted Joint Venture" as defined in the Note Purchase Agreement.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "PIK Interest" shall mean, with respect to any Indebtedness, any interest thereon paid or payable in the form of additional Indebtedness, including, without limitation, the obligations represented by additional notes issued in payment of interest due on such notes.

         "Preferred Stock" shall mean any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

         "Prime Rate" shall mean the interest rate established from time to time by Lender as Lender's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Lender for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Prime Rate Loan" shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based on the Prime Rate.

         "Proceeds" shall mean (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds includes, without limitation, monies, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, Lender's right to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Lender to Borrower's sale, exchange, collection, or other disposition of any or all of the Collateral.

         "Proviso" shall mean that for Borrower's fiscal quarters ending prior to the fiscal quarter ending on or about March 31, 1999, Consolidated EBITDA, as referred to in Sections 5.7(a) and (b) hereof, shall be calculated as follows:
(a) for the fiscal quarter ending on or about June 30, 1998, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter by four (4), (b) for the fiscal quarter ending on or about September 30, 1998, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the previous fiscal quarter by two (2), and
(c) for the fiscal quarter ending on or about December 31, 1998, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the two (2) previous fiscal quarters by one and one-third (1.333).

         "Ranger Aerospace" shall mean Ranger Aerospace Corporation, a Delaware corporation, and its successors and assigns.

         "Redeemable Dividend" shall mean, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one (1) and the maximum statutory federal income tax rate (expressed as a decimal number between one (1) and zero
(0)) then applicable to the issuer of such Disqualified Capital Stock.

         "Related Expenses" shall mean any and all reasonable costs, liabilities, and reasonable expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, Lender in any attempt by Lender: (a) to obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement or any Related Writing; (b) to obtain payment, performance, and observance of any and all of the Debt; (c) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the Collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, and audits of Borrower or any such collateral; or (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate.

         "Related Writing" shall mean the Loan Documents and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, pledge agreement, financial statement, audit report or other writing furnished by Borrower, any Subsidiary or any Obligor, or any of their respective officers, to Lender pursuant to or otherwise in connection with this Agreement.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "Restricted Joint Venture" shall mean a Permitted Joint Venture that has been designated by the Board of Directors of Borrower as a Restricted Joint Venture based on its good faith determination, evidenced by a board resolution, that Borrower has, directly or indirectly, the requisite control over such Permitted Joint Venture to prevent it from incurring Indebtedness, or taking any other action at any time, in contravention of any of the provisions of this Agreement that are applicable to Restricted Joint Ventures; provided that, immediately after giving effect to such designation, (i) the Indebtedness and liens of such Permitted Joint Venture outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred for all purposes of this Agreement, and (ii) no Unmatured Event of Default or Event of Default shall have occurred and be continuing. Borrower shall deliver an officers' certificate to Lender upon designating any Permitted Joint Venture as a Restricted Joint Venture.

         "Revolving Credit Commitment" shall mean the obligation hereunder of Lender, during the Commitment Period, to make Revolving Loans and to issue Letters of Credit, up to an aggregate principal amount outstanding at any time equal to the lesser of (a)Ten Million Dollars ($10,000,000), or (b) the Borrowing Base.

         "Revolving Credit Note" shall mean the Revolving Credit Note executed and delivered pursuant to Section 2.1A hereof.

         "Revolving Loan" shall mean a Loan granted to Borrower by Lender in accordance with Section 2.1A hereof.

         "Share Purchase Agreement" shall mean that certain Share Purchase Agreement, dated as of March 14, 1998, between VIAD Corp., VIAD Service Companies Limited and Ranger Aerospace, as amended to the date hereof and as further amended, modified and supplemented from time to time.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Lender) in favor of the prior payment in full of the Debt.

         "Subsidiary" of Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power or capital stock of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or such Person, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.

         "Temporary Cash Investments" shall mean (i) Investments in marketable direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within three hundred sixty five (365) days of the date of purchase, (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits at the time of investment totaling more than Five Hundred Million Dollars ($500,000,000) and rated at the time of investment at least A by S&P and A-2 by Moody's maturing within three hundred sixty-five (365) days of purchase, or (iii) Investments not exceeding three hundred sixty-five (365) days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

         "Termination Fee" shall mean an amount equal to (a) the Commitment, times (b) one-half of one percent (1/2%).

         "Unmatured Event of Default" shall mean an event or condition which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and which has not been waived by Lender in writing.

         "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3 (l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity all (other than, in respect of foreign Subsidiaries, directors' qualifying shares or immaterial amounts of shares held by foreign nationals to the extent mandated by or advantageous under applicable law) of the securities or other ownership interest, of which having ordinary Voting Power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Year 2000 Compliant" shall mean that all Computer Systems will operate accurately, without interruption and with no negative change in performance due to the change of the millennium.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP. Unless otherwise defined in this
Article I, terms which are defined in Chapter 1309 of the Ohio Revised Code in effect on the Closing Date are used herein as so defined.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.


                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, Lender shall make Loans to Borrower, and Lender shall, or shall cause KeyBank to, issue Letters of Credit at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Revolving Credit Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement during the Commitment Period be in excess of the Commitment.

         The Loans may be made as Revolving Loans, and Letters of Credit may be issued, as follows:

         A. Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, Lender shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any one time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the aggregate undrawn face amount of all issued and outstanding Letters of Credit. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, up to the amount of the Revolving Credit Commitment by means of any combination of (a) Prime Rate Loans, bearing interest at a rate per annum which shall be the Derived Prime Rate from time to time in effect, or (b) LIBOR Loans, bearing interest at a rate per annum which shall be the Derived LIBOR Rate, fixed in advance of each Interest Period but subject to changes in the Applicable Margin as herein provided for each such Interest Period.

         Borrower shall pay interest, in arrears, on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid, on the first day of each month, and at the maturity thereof, commencing May 1, 1998. Borrower shall pay interest at a fixed rate for each Interest Period but subject to changes in the Applicable Margin on the unpaid principal amount of each LIBOR Loan outstanding from time to time from the date thereof until paid, payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         At the request of Borrower, provided no Event of Default exists hereunder, Lender shall convert Prime Rate Loans to LIBOR Loans at any time, subject to the notice and other provisions of Section 2.2 hereof, and shall convert LIBOR Loans to Prime Rate Loans on any Business Day, provided that any such prepayment of a LIBOR Loan pursuant to this sentence shall be subject to the prepayment fees set forth in Section 2.4 hereof.

         The obligation of Borrower to repay the Prime Rate Loans and the LIBOR Loans made by Lender and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower substantially in the form of Exhibit A hereto, dated the Closing Date and payable to the order of Lender in the principal amount of the Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         B. Letters of Credit. Subject to the terms and conditions of this Agreement, during the Commitment Period, Lender shall issue such Letters of Credit for the account of Borrower or any Guarantor of Payment, as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit would exceed Two Million Dollars ($2,000,000) or
(b) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans, plus (ii) the aggregate undrawn face amount of all issued and outstanding Letters of Credit would exceed the Revolving Credit Commitment.

         Each request for a Letter of Credit shall be delivered to Lender not later than 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Lender and specify the face amount thereof, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrower, and any Guarantor of Payment for whose benefit the Letter of Credit is to be issued, shall execute and deliver to Lender an appropriate application and agreement, being in the standard form of Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by Lender. The provisions of this Agreement shall control any conflict or inconsistency with such application.

         In respect of each Letter of Credit and the drafts thereunder, if any, whether issued for the account of Borrower or a Guarantor of Payment, Borrower agrees (a) to pay to Lender a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears, at the rate of the Applicable Margin for LIBOR Loans (as adjusted from time to time) times the face amount of the Letter of Credit; and (b) to pay to Lender, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by Lender to its other customers under its fee schedule as in effect from time to time.

         Whenever a Letter of Credit is drawn, unless the amount drawn is immediately reimbursed by Borrower, the amount outstanding thereunder shall be deemed to be a Revolving Loan to Borrower subject to the provisions of Section 2.1A and shall be evidenced by the Revolving Credit Note but without regard to
Section 2.2 hereof. Each such Revolving Loan shall be deemed to be a Prime Rate Loan unless otherwise requested by and available to Borrower hereunder. Lender is hereby authorized to record on its records relating to the Revolving Credit Note the amounts paid and not reimbursed on the Letters of Credit.

         SECTION 2.2. CONDITIONS TO LOANS AND LETTERS OF CREDIT. The obligation of Lender to make, convert or continue any Loan and to issue any Letter of Credit hereunder is conditioned, in the case of each borrowing, conversion, continuation or issuance hereunder, upon:

                  (a) with respect to the initial borrowings, all conditions precedent as listed in Article IV hereof shall have been satisfied;

                  (b) with respect to Loans, receipt by Lender of a Notice of Loan, such notice to be received by 1:00 P.M. (Cleveland, Ohio time) on the proposed date of borrowing with respect to a Prime Rate Loan and, with respect to a LIBOR Loan, by 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing; or, with respect to Letters of Credit, satisfaction of the notice provisions set forth in Section 2.1B hereof.

                  (c) Borrower's request for a Prime Rate Loan shall be in an amount of not less than One Hundred Thousand Dollars ($100,000), and Borrower's request for a LIBOR Loan shall be in an amount of not less than Five Hundred Thousand ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000);

                  (d) the fact that no Unmatured Event of Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan or issuance of the Letter of Credit would exist; and

                  (e) the fact that each of the representations and warranties contained in Article VII hereof shall be true and correct with the same force and effect as if made on and as of the date of the making, conversion or continuation of such Loan, or the issuance of the Letter of Credit, except to the extent that any thereof expressly relate to an earlier date.

         At no time shall Borrower request that LIBOR Loans be outstanding for more than six (6) different Interest Periods at any one (1) time, and, if Prime Rate Loans are outstanding, then LIBOR Loans shall be limited to five (5) different Interest Periods at any one (1) time.

         Each request by Borrower for the making, conversion or continuation of a Loan, or for the issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (d) and (e) above.

         Subject to the provisions of Sections 3.3 and 3.5 hereof, each request for a LIBOR Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify Lender against any loss or expense incurred by Lender as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss (excluding loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by Lender to fund such LIBOR Loan. A certificate as to the amount of such loss or expense submitted by Lender to Borrower shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.3. PAYMENT ON NOTES, ETC. All payments of principal, interest and commitment and other fees shall be made to Lender in immediately available funds. Lender shall record (a) any principal, interest or other payment, and (b) the principal amount of the Prime Rate Loans and the LIBOR Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each such Note. The aggregate unpaid amount of Prime Rate Loans and LIBOR Loans set forth on the records of Lender shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on each Note; provided, however, that with respect to any LIBOR Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         SECTION 2.4. PREPAYMENT. Borrower shall have the right at any time or from time to time to prepay all or any part of the principal amount of the Notes then outstanding as designated by Borrower. Borrower shall give Lender notice of prepayment of any Prime Rate Loan by not later than 1:00 P.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan prior to the end of the applicable Interest Period not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made. Prepayments of Prime Rate Loans shall be without any premium or penalty. Prepayment of LIBOR Loans at the end of the applicable Interest Period shall be without any premium or penalty.

         In any case of prepayment of any LIBOR Loan prior to the end of the applicable Interest Period related thereto, Borrower agrees that if the LIBOR Rate as determined as of 11:00 A.M. (London time), three (3) Business Days prior to the date of prepayment of such LIBOR Loan (hereinafter, "Prepayment LIBOR") shall be lower than the last LIBOR Rate previously determined for such LIBOR Loan with respect to which prepayment is intended to be made (hereinafter, "Last LIBOR"), then Borrower shall, upon written notice by Lender, promptly pay to Lender in immediately available funds, a prepayment fee equal to the product of (a) a rate per annum (the "Prepayment Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR, times (b) all or such part of the principal amounts of the Notes as relate to the LIBOR Loan to be prepaid, times (c) the quotient of (i) the number of days in the period commencing with the date on which such prepayment is to be made to that date which coincides with the last day of the Interest Period previously established when the LIBOR Loan, which is to be prepaid, was made, divided by
(ii) three hundred sixty (360). In addition, Borrower shall promptly pay directly to Lender, the amount claimed as additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred in connection with the prepayment, upon Borrower's receipt of a written statement from Lender. Each prepayment of a LIBOR Loan shall be in the aggregate principal sum of not less than Five Hundred Thousand Dollars ($500,000).

         SECTION 2.5. COMMITMENT AND OTHER FEES; TERMINATION OR REDUCTION OF COMMITMENTS.

                  (a) Borrower agrees to pay to Lender, as a consideration for its Commitment hereunder, a commitment fee from the Closing Date to and including the last day of the Commitment Period, equal to (i) one-half percent (1/2%) per annum, times (ii) (A) the Commitment less
         (B) the average daily outstanding principal amount of the Revolving Loans, less (C) the average daily amount of all issued and outstanding Letters of Credit. The commitment fee shall be payable monthly, in arrears, on May 1, 1998 and on the first day of each month thereafter and on the last day of the Commitment Period.

                  (b) Borrower shall pay to Lender an account administration fee in the amount of Ten Thousand Dollars ($10,000) per year, payable on the Closing Date and each anniversary date thereof, during the Commitment Period.

                  (c) Borrower may at any time or from time to time terminate in part the Commitment to an amount not less than the aggregate principal amount of the Loans and Letters of Credit then outstanding, by giving Lender not fewer than five (5) Business Days' notice, provided that any such partial termination shall be in an amount of One Million Dollars ($1,000,000) or any integral multiple thereof. Each partial termination shall require the payment of a fee to Lender in an amount equal to the amount of such partial termination, times one-half of one percent (1/2%). After each such partial termination, the commitment fees payable hereunder shall be calculated upon the Commitment as so reduced. Any partial reduction in the Commitment shall be effective during the remainder of the Commitment Period.

                  (d) Borrower may at any time terminate in whole the Commitment by (i) giving Lender no fewer than five (5) Business Days' notice, and (ii) payment of the Termination Fee. On the effective date of such termination (Borrower having prepaid in full the unpaid principal balance (if any) of the Notes outstanding, together with all interest (if any) and commitment and other fees accrued and unpaid and provided that no issued and outstanding Letters of Credit shall exist), after payment of the Termination Fee, Lender shall mark all of the Notes outstanding "Canceled" and deliver such Notes to Borrower.

         SECTION 2.6. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Loans, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, (a) the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate; and (b) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased from the fee then in effect to two percent (2%). In no event shall the rate of interest hereunder exceed the rate allowable by law.

         SECTION 2.7.  MANDATORY PAYMENTS.

                  (a) If the sum of (a) the aggregate principal amount of all Loans outstanding and (b) the undrawn face amount of all issued and outstanding Letters of Credit at any time exceeds the Commitment, Borrower shall, as promptly as practicable, but in no event to be later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the aggregate outstanding principal amount of all Loans and the undrawn face amount of all issued and outstanding Letters of Credit within the Commitment.

                  (b)      Any prepayment of a LIBOR Loan pursuant to this
         Section 2.7 shall be subject to the prepayment fees set forth in
         Section 2.4 hereof.


           ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central Lender or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any LIBOR Loan by, Lender, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to Lender of making or maintaining hereunder such LIBOR Loan or to reduce the amount of principal or interest received by Lender with respect to such LIBOR Loan, then, upon demand by Lender, Borrower shall promptly pay to Lender from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify Lender for such increased cost or reduced amount, assuming (which assumption Lender need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loan. Lender shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this
Section 3.1, setting forth the calculations therefor in reasonable detail, shall be promptly submitted by Lender to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by Lender, Borrower, upon at least three (3) Business Days' prior written notice to Lender, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Prime Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof. Lender shall notify Borrower as promptly as practicable of the existence of any event which will likely require the payment by Borrower of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement adopted after the date hereof or in the interpretation thereof by an official authority, or the imposition of any requirement of any central Lender whether or not having the force of law, Lender shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon or measured by the total net income or profits of Lender or KeyBank) and if any such measures or any other similar measure shall result in an increase in the cost to Lender of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by Lender in respect thereof, then Lender shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to Lender, upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, such additional amounts as shall fully compensate Lender for such increased cost or reduced amount. Lender shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor in reasonable detail, shall be submitted by Lender to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If Lender receives such additional consideration from Borrower pursuant to this Section 3.2, Lender shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower to the extent, but only to the extent, that Lender shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income or profits of Lender or KeyBank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to Lender. If, at the time any audit of Lender's income tax return is completed, Lender determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower as aforesaid, Borrower, upon demand of Lender, shall promptly pay to Lender the amount so refunded to which Lender was not so entitled, or the amount by which the net income taxes of Lender were not so reduced, as the case may be.

         Notwithstanding any other provision of this Agreement, after any such demand for compensation by Lender, Borrower, upon at least three (3) Business Days' prior written notice to Lender, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Prime Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof.

         SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loan, in the event that Lender shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loan is not available to the Lender in the applicable eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, as the case may be, Lender shall promptly give notice of such determination to Borrower and (a) any notice of a new LIBOR Loan (or conversion of an existing Loan to a LIBOR Loan) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make a Prime Rate Loan, and (b) Borrower shall be obligated either to prepay, or to convert to a Prime Rate Loan, any outstanding LIBOR Loan on the last day of the then current Interest Period with respect thereto. Lender shall designate a different lending office if such designation will solve the problem described in this Section 3.3 and will not, in the judgment of Lender, be otherwise disadvantageous to Lender.

         SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, Borrower hereby agrees to indemnify Lender against any loss or expense (excluding loss of profit) which Lender may sustain or incur as a consequence of any default by Borrower in payment when due of any amount hereunder in respect of any LIBOR Loan, including, but not limited to, any penalty or premium incurred by Lender in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by Lender in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by Lender to Borrower, with reasonable detail of such loss or expense, and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for Lender to fund any LIBOR Loan which it is committed to make hereunder with monies obtained in the eurodollar market, the commitment of Lender to fund such LIBOR Loan shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and Lender shall by written notice to Borrower declare that its commitment with respect to such LIBOR Loan has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and Lender shall similarly notify Borrower. If any such change shall make it unlawful for Lender to continue in effect the funding in the applicable eurodollar market of any LIBOR Loan previously made by it hereunder, Lender shall, upon the happening of such event, notify Borrower thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such LIBOR Loan to a Prime Rate Loan or prepay such LIBOR Loan in full. Lender shall designate a different lending office if such designation will solve the problem described in this Section 3.5 and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. Any such prepayment or conversion shall be subject to the prepayment fees described in Section 2.4 hereof.

         SECTION 3.6. FUNDING. Lender may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.


                        ARTICLE IV. CONDITIONS PRECEDENT

         The obligation of Lender to make its first Loan or, if earlier, to issue the first Letter of Credit hereunder is subject to Borrower satisfying each of the following conditions:

         SECTION 4.1. NOTES. Borrower shall have executed and delivered to Lender the Revolving Credit Note.

         SECTION 4.2. GUARANTIES OF PAYMENT OF DEBT; GUARANTOR SECURITY AGREEMENTS. A Guaranty of Payment executed and delivered by each Guarantor of Payment, in form and substance satisfactory to Lender, shall have been delivered to Lender. In addition, a Guarantor Security Agreement executed and delivered by each Guarantor of Payment (except Ranger Aerospace), in form and substance satisfactory to Lender, shall have been delivered to Lender.

         SECTION 4.3. OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Borrower and each Guarantor of Payment shall have delivered to Lender an officer's certificate certifying the names of the officers of Borrower or such Guarantor of Payment authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of Borrower and each Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which Borrower or such Guarantor of Payment, as the case may be, is a party, and (b) the Articles (or Certificate) of Incorporation, Bylaws (or Regulations) and all amendments thereto of Borrower and each Guarantor of Payment.

         SECTION 4.4. LEGAL OPINION. An opinion of counsel for Borrower and each Guarantor of Payment, in form and substance satisfactory to Lender shall have been delivered to Lender. In addition, Lender shall be permitted to rely on the legal opinion delivered by the seller's legal counsel in connection with the Share Purchase Agreement.

         SECTION 4.5. GOOD STANDING CERTIFICATES. A good standing certificate for Borrower and each Guarantor of Payment, issued on or about the Closing Date by the Secretary of State in the state(s) where Borrower or such Guarantor of Payment is incorporated or qualified as a foreign corporation shall have been delivered to Lender.

         SECTION 4.6. CLOSING FEE/LEGAL FEES. A closing fee of one percent (1%) of the Commitment shall have been paid on the Closing Date to Lender, and all reasonable legal fees and expenses of Lender in connection with the preparation and negotiation of the Loan Documents shall also have been paid.

         SECTION 4.7. FINANCING STATEMENTS AND LIEN SEARCHES. With respect to the property owned or leased by Borrower and each Guarantor of Payment and any other property securing the Debt, Borrower shall have caused to be delivered to
Lender: (a) U.C.C. financing statements satisfactory to Lender; (b) the results of U.C.C. lien searches, satisfactory to Lender; (c) the results of federal and state tax lien and judicial lien searches, satisfactory to Lender; and (d) U.C.C. termination statements reflecting termination of all financing statements previously filed by any other party having a security interest in any part of the Collateral or any other property securing the Debt.

         SECTION 4.8. ACQUISITION. The Acquisition shall have been consummated on the terms set forth in the Share Purchase Agreement, and Borrower shall deliver a copy of the executed Share Purchase Agreement to Lender.

         SECTION 4.9. EQUITY AND DEBT. All infusions of equity and debt into Borrower and Ranger Aerospace shall have been completed on terms satisfactory to Lender, and Borrower shall deliver to Lender copies of all of the executed equity and debt documents, including but not limited to the Note Purchase Agreement.

         SECTION 4.10. BANK ACCOUNTS. Such bank accounts as may be required by Lender to fund the Loans shall have been established.

         SECTION 4.11. INSURANCE CERTIFICATE. Evidence of insurance on ACORD 27 form, and otherwise satisfactory to Lender, of adequate personal property and liability insurance of the Companies, with Lender listed as loss payee and additional insured shall have been delivered to Lender.

         SECTION 4.12. NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of Lender, shall have occurred in the financial condition, operations or prospects of the Companies.

         SECTION 4.13. MISCELLANEOUS. Borrower shall have provided such other items and conditions as may be reasonably required by Lender.


                              ARTICLE V. COVENANTS

         Borrower agrees that so long as the Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, Borrower shall perform and observe, and shall cause each Subsidiary to perform and observe, each of the following provisions:

         SECTION 5.1. INSURANCE. Each Company shall at all times maintain insurance upon its Inventory, equipment and other personal and real property in such amounts, for such period, and against such risks as is adequate for the conduct of its business and value of its properties, as reasonably determined by Borrower, with provisions satisfactory to Lender for payment of all losses on Collateral thereunder to Lender and such Company as their interests may appear (loss payable endorsement in favor of Lender). Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Lender. Any sums received by Lender in payment of insurance losses, returns, or unearned premiums under the policies covering the Collateral shall, during the continuance of an Event of Default, be applied upon any Debt whether or not the same is then due and payable, and at all other times shall be delivered to Borrower for the purpose of replacing, repairing, or restoring the insured property. Lender is hereby authorized to act as attorney-in-fact for Borrower in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts. In the event of failure to provide such insurance as herein provided, Lender may, at its option, provide such insurance and Borrower shall pay to Lender, upon demand, the cost thereof. Should Borrower fail to pay such sum to Lender upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of Lender's written request, Borrower shall furnish to Lender such information about Borrower's insurance as Lender may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to Lender and certified by a Financial Officer of Borrower.

         SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all material taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject, except where the failure to pay such taxes is not reasonably likely to cause or result in a Material Adverse Effect; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions, which if unpaid would be reasonably likely to cause or result in a Material Adverse Effect; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue, which if unpaid would be reasonably likely to cause or result in a Material Adverse Effect.

         SECTION 5.3.  FINANCIAL STATEMENTS.  Borrower shall furnish to Lender:

                  (a) within thirty (30) days after the end of each month (other than the last month of each fiscal quarter), and within forty-five (45) days after the end of each of the first three (3) fiscal quarters, internal balance sheets of Borrower and its Subsidiaries as of the end of such period and statements of income
         (loss), and cash flow for the month or quarter, as appropriate, and fiscal year to date periods, all prepared on a Consolidated (and, with respect to the quarterly financial statements, a consolidating basis), in accordance with GAAP, and in form and detail satisfactory to Lender and certified by a

         Financial Officer of Borrower, together with a certificate of such officer setting forth the Unmatured Events of Default and Events of Default coming to such Financial Officer's attention or, if none, a statement to that effect;

                  (b) within one hundred twenty (120) days after the end of each fiscal year of Borrower, an annual audit report of Borrower and its Subsidiaries for that year prepared on a Consolidated and consolidating basis, in accordance with GAAP and certified in the case of Consolidated statements by any "Big 6" accounting firm or an independent public accountant reasonably satisfactory to Lender, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash-flow for that period, so long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, together with a certificate by the accountant setting forth the Unmatured Events of Default and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect;

                  (c) within thirty (30) days after the end of each of its fiscal years, annual pro-forma projections for the then current fiscal year, to be in form reasonably acceptable to Lender;

                  (d) with the delivery of the monthly, quarterly and annual financial statements in (a) and (b) above, a Compliance Certificate and a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies' systems, operations, financial condition or properties;

                  (e) within thirty (30) days after the end of each month (or more frequently as reasonably required by Lender), a Borrower's Certificate prepared by a Financial Officer of Borrower;

                  (f) as soon as available, copies of all reports, definitive proxy or other statements and other documents sent by a Company to its shareholders generally, to the holders of any of its notes, debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by such Company (in final form) to any securities exchange or over the counter authority or system, or to the Securities and Exchange Commission or any similar federal agency having regulatory jurisdiction over the issuance of such Company's securities; and

                  (g) upon Lender's request, such other information about the financial condition, properties and operations of any Company as Lender may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to Lender and certified by a Financial Officer of the Company or Companies in question.

         SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon reasonable advance notice to such Company) permit Lender to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

         SECTION 5.5.  [Intentionally Omitted]

         SECTION 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to Lender (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action which such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof, a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify Lender of any material taxes assessed, proposed to be assessed or which Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of Borrower. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Lender with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Lender, deliver or cause to be delivered to Lender true and correct copies of any document relating to the ERISA Plan of any Company.

         SECTION 5.7.  FINANCIAL COVENANTS.

                  (a) DEBT SERVICE. Borrower shall maintain at the end of each fiscal quarter a ratio of (i) Consolidated EBITDA minus Maintenance Capital Expenditures to (ii) scheduled payments of Indebtedness, plus Consolidated Interest Expense payable in cash during such period, plus cash expenditures for income taxes of no less than:
         (A) 1.10 to 1.00 on the Closing Date through March 30, 1999, (B) 1.20 to 1.00 on March 31, 1999, through March 30, 2000, and (C) 1.30 on March 31, 2000, and thereafter, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters, subject to the Proviso.

                  (b) LEVERAGE. Borrower shall not suffer or permit the Leverage Ratio to exceed 8.00 to 1.00, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters, subject to the Proviso.

         SECTION 5.8. BORROWING. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to the Note Purchase Agreement or prohibit any other borrowing so long as at the time of any such incurrence (a) no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist, and (b) no "Default" under the Note Purchase Agreement shall then exist or immediately thereafter shall begin to exist.

         SECTION 5.9. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following: (i) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Subsidiary of a Company or at the time such corporation is merged into a Company or any of its Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Subsidiary of a Company or merging into a Company or any of its Subsidiaries, (ii) Liens securing refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, shares or debt other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of a Company or any of its Group Members, (iv) Liens securing industrial revenue bonds, (v) Liens to secure purchase money indebtedness and Capitalized Lease Obligations; provided that (a) with respect to any purchase money indebtedness, any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such property, (b) with respect to any purchase money indebtedness, the principal amount of the Indebtedness secured by such Lien does not exceed one hundred percent (100%) of such costs, and (c) such Lien does not extend to or cover any property other than the item of property that is the subject of such purchase money indebtedness or Capitalized Lease Obligation, as the case may be, and any improvements on such item, (vi) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (viii) Liens securing Debt under the Loan Documents, (ix) Liens existing on the date of this Agreement (other than Liens related to Indebtedness being released on or about the Closing Date), (x) any extensions, substitutions, replacements or renewals of the foregoing, (xi) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of government insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business, (xii) any attachment or judgment Lien not constituting an Event of Default under this Agreement that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required), (xiii) Liens arising from the filing, for notice purposes only, of financing statements in respect of operating leases, (xiv) Liens arising by operation of law in favor of depositary banks and collecting banks, incurred in the ordinary course of business, (xv) Liens consisting of restrictions on the transfer of securities pursuant to applicable federal and state securities laws, (xvi) interests of lessors and licensors under leases and licenses to which a Company or any of its Group Members is a party, (xvii) with respect to any real property occupied by a Company or any of its Group Members, all easements, rights of way, licenses and similar encumbrances on or defects of title that do not materially impair the use of such property for its intended purposes, (xviii) Liens securing Indebtedness of a foreign Subsidiary of a Company to the extent permitted under the Note Purchase Agreement, and (xix) Liens securing Indebtedness or other obligations in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any one time outstanding.

         SECTION 5.10. REGULATIONS U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

         SECTION 5.11. INVESTMENTS AND LOANS. No Company shall (a) acquire any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, or (d) make or keep outstanding any advance or loan to any Person; provided, that this Section shall not prohibit such investments so long as (i) no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist, and (ii) no "Default" under the Note Purchase Agreement shall then exist or immediately thereafter shall begin to exist.

         SECTION 5.12. MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any Collateral or all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person other than in the ordinary course of business, except that if no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

                  (a) any Subsidiary may merge with (i) Borrower (provided that Borrower shall be the continuing or surviving Person) or (ii) any one or more Subsidiaries, provided that either (A) the continuing or surviving Person shall be a Wholly-Owned Subsidiary which is a Guarantor of Payment to the extent one such Subsidiary is a Guarantor of Payment, or (B) after giving effect to any merger pursuant to this sub-clause (ii), Borrower and/or one or more Wholly-Owned Subsidiaries which are Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving Person as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger;

                  (b)      in addition to the items permitted pursuant to
         Section 5.11 hereof, any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) Borrower, or (ii) any Subsidiary, which is a Guarantor of Payment; or

                  (c) (i) Borrower or such Guarantor of Payment, as the case may be, shall be the continuing Person, or the Person (if other than Borrower or any Guarantor of Payment) formed by such consolidation or into which Borrower or any such Guarantor of

         Payment, as the case may be, is merged or to which the properties and assets of Borrower or any such Guarantor of Payment, as the case may be, are transferred shall be a corporation (or in the case of Borrower, a corporation, limited liability company or a limited partnership) organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume in writing all of the obligations of Borrower or such Guarantor of Payment, as the case may be, under the Notes and this Agreement, and the obligations under this Agreement shall remain in full force and effect; (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis the Consolidated Net Worth of Borrower or the surviving entity as the case may be is at least equal to the Consolidated Net Worth of Borrower immediately before such transaction or series of transactions; and (iii) immediately after giving effect to such transaction on a pro forma basis Borrower or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 6.7 of the Note Purchase Agreement.

         SECTION 5.13. ACQUISITIONS. No Company shall acquire the assets or stock of any other Person; provided, however, Borrower or any of its Subsidiaries may acquire the stock or assets of another Person so long as (a)
(i) no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist and (ii) no "Default" under the Note Purchase Agreement shall then exist or immediately thereafter shall begin to exist, and (b) in connection with all such acquisitions during the Commitment Period Borrower does not incur in the aggregate more than Two Million Dollars ($2,000,000) of Revolving Loans hereunder to fund all or a portion of the aggregate purchase prices thereof without the prior written consent of Lender (which consent shall not be unreasonably withheld). For purposes of this Section 5.13, Revolving Loans to fund all or a portion of the aggregate purchase prices for such acquisitions shall be deemed to include the proceeds of any Revolving Loans not used for such acquisitions but which were incurred with the intent to avoid the provisions of this Section 5.13.

         SECTION 5.14. NOTICE. Borrower shall cause a Financial Officer of Borrower to promptly notify Lender whenever any Unmatured Event of Default or Event of Default occurs hereunder.

         SECTION 5.15. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all respects with any and all Environmental Laws including, without limitation, all applicable Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise, except to the extent that the failure to comply therewith would not reasonably be likely to cause or result in a Material Adverse Effect. Borrower shall furnish to Lender, promptly after receipt thereof, a copy of any written notice any Company may receive from any governmental authority or private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, with respect to any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law, except to the extent that the failure to comply therewith would not reasonably be likely to cause or result in a Material Adverse Effect. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise. Borrower shall defend, indemnify and hold Lender harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law; provided that Lender shall not have the right to be indemnified under this
Section 5.15 for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 5.16. AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company, except for (i) a transaction between or among a Company and/or its Wholly-Owned Subsidiaries, (ii) a transaction the terms of which are at least as favorable as the terms which could be obtained by a Company in a comparable transaction made on an arm's-length basis between unaffiliated parties, (iii) any Capital Distribution that is not prohibited by Section 5.19 hereof, (iv) any transaction pursuant to an agreement, arrangement or understanding existing on the date hereof and described in Schedule 5.16 hereto, (v) any transaction, approved by the Board of Directors of Borrower, with an officer or director of Borrower or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, (vi) transactions permitted by
Section 5.12 hereof, (vii) any "Restricted Payment" as defined in and as permitted under the Note Purchase Agreement or (viii) the payment of customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company. For purposes of this provision, "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and" control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         SECTION 5.17. USE OF PROCEEDS. Borrower's use of the proceeds of the Revolving Credit Notes shall be solely for working capital and other general corporate purposes of Borrower and its Subsidiaries, including acquisitions to the extent permitted hereunder.

         SECTION 5.18. CORPORATE NAMES AND LOCATION OF COLLATERAL. No Obligor shall change its corporate name, unless, in each case, such Obligor shall provide Lender with at least thirty (30) days prior written notice thereof. No Obligor shall use trade names, assumed names or fictitious names without giving Lender at least thirty (30) days prior written notice thereof. Borrower shall also provide Lender with at least fifteen (15) days prior written notification of: (a) any change in any location where any material portion of an Obligor's Inventory is maintained, and any new locations where any Obligor's Inventory is to be maintained; (b) any change in the location of the office where any Obligor's records pertaining to its Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in any Obligor's chief executive office. In the event of any of the foregoing, Borrower shall promptly execute and deliver to Lender (and Borrower agrees that Lender may execute and deliver the same as Borrower's irrevocable attorney-in-fact) new U.C.C. financing statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Lender's sole discretion, to perfect or continue perfected Lender's security interest in the Collateral, based upon such new places of business or names, and Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Lender therefor if Lender pays the same. Such amounts shall be Related Expenses hereunder.

         SECTION 5.19. CAPITAL DISTRIBUTIONS. Borrower shall not pay or commit itself to pay any Capital Distributions at any time; provided, however, this
Section 5.19 shall not prohibit: (i) the payment of any distribution within sixty (60) days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Agreement;
(ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of a Company or, by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the net proceeds of the substantially concurrent sale (other than to a Subsidiary of a Company or a Restricted Joint Venture) of other shares of Capital Stock of a Company (other than Disqualified Capital Stock); (iii) the retirement of any shares of Disqualified Capital Stock of a Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of a Company, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of a Company or a Restricted Joint Venture) of other shares of Disqualified Capital Stock of a Company that (A) is subordinated to the Notes to at least the same extent as the Disqualified Capital Stock being retired, (B) is scheduled to be mandatorily redeemed, if at all, either (I) no earlier than the Disqualified Capital Stock being retired, or (II) after the maturity date of the Notes, (C) the portion, if any, of which Disqualified Capital Stock that is scheduled to be mandatorily redeemed on or prior to the maturity date of the Notes has a weighted average life to mandatory redemption at the time such Disqualified Capital Stock is issued that is equal to or greater than the weighted average life to mandatory redemption of the portion of the Disqualified Capital Stock being retired that is scheduled to be mandatorily redeemed on or prior to the maturity date of the Notes, and has an aggregate liquidation preference that is equal to or less than the sum of (a) the aggregate liquidation preference then outstanding of the Disqualified Capital Stock being retired, (b) the amount of accrued and unpaid dividends, if any, and premiums owed, if any, not in excess of preexisting redemption provisions on such Disqualified Capital Stock being retired and (c) the amount of customary fees, expenses and costs related to the issuance of such Disqualified Capital Stock; (iv) payments to CIBC Oppenheimer Corp., Tioga Capital Corporation or their respective Affiliates representing customary investment banking fees for services rendered; (v) payments to John Hancock Mutual Life Insurance Company representing insurance premiums not in excess of prevailing market rates; (vi) payments to Tioga Capital Corporation of a chairman's fee pursuant to the investment agreement in effect on the date hereof; (vii) the payment of distributions to Ranger Aerospace solely for the purpose of enabling Ranger Aerospace to pay its reasonable, ordinary course operating and administrative expenses, the amount of which in any fiscal year shall not exceed Two Hundred Thousand Dollars ($200,000), and to pay its taxes; and (viii) so long as no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such payment, the payment or distributions to Ranger

Aerospace for the sole purpose of purchasing, redeeming or otherwise acquiring for value shares of Capital Stock of Ranger Aerospace (other than Disqualified Capital Stock) or options on such shares held by Ranger Aerospace's, Borrower's or its Subsidiaries' officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided that the aggregate cash consideration paid, or cash distributions or payments made, pursuant to this clause (viii) shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year; provided, further, that a Company may carry over and make for one fiscal year, the amount of such distributions permitted to have been made, but not made, in the immediately preceding fiscal year; provided, further, that such distributions in any fiscal year of Borrower shall be deemed made first from the aforementioned permitted amount for such fiscal year and then from any amount carried over into such fiscal year in accordance with this proviso.

         SECTION 5.20. SUBSIDIARY GUARANTIES. Each United States domestic Subsidiary of a Company created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Lender a Guaranty of Payment of all of the Debt, and, if requested by Lender, a security agreement covering all Collateral of such Guarantor, as security for the Debt, such agreements to be in form and substance substantially similar to the existing Loan Documents, along with such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Lender.

         SECTION 5.21. COLLATERAL.  Borrower shall:

                  (a) at all reasonable times (during normal business hours and with reasonable advance notice) allow Lender by or through any of its officers, agents, employees, attorneys, or accountants to (i) examine, inspect, and make extracts from Borrower's books and other records, including, without limitation, the tax returns of Borrower;
         (ii) arrange for verification of Borrower's Accounts, under reasonable procedures, directly with Account Debtors or by other methods after consultation with Borrower; and (iii) examine, inspect or perform audits or appraisals of Borrower's Collateral, wherever located;

                  (b) promptly furnish to Lender upon request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of Borrower's Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Lender may reasonably request;

                  (c) notify Lender in writing promptly upon the creation of any material amount of Accounts with respect to which the Account Debtor is the United States of America or any state, city, county or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof or any business which is located in a foreign country;

                  (d) at the request of Lender, mark its books and records of Accounts to indicate the security interest granted to Lender hereunder;

                  (e) promptly notify Lender in writing of any information which Borrower has or may receive with respect to the Collateral which might in any manner materially and adversely affect the value thereof or the rights of Lender with respect thereto; and

                  (f) upon request of Lender, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, and instruments as Lender may require, including, without limitation, U.C.C. financing statements, so as to completely vest in and ensure to Lender its rights hereunder and in or to the Collateral.

         A carbon, photographic, or other reproduction of this Agreement may, at the option of Lender, be used as a financing statement. If certificates of title or applications for title are issued or outstanding with respect to any of Borrower's Inventory, Borrower shall deliver such certificate or application to Lender and cause the interest of Lender to be properly noted thereon. Borrower hereby authorizes Lender or Lender's designated agent (but without obligation by Lender to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Unmatured Event of Default or Event of Default), and Borrower shall promptly repay, reimburse, and indemnify Lender for any and all Related Expenses. All Related Expenses are payable to Lender promptly after demand therefor; if such Related Expenses are not paid promptly, Lender may, at its option, debit Related Expenses directly to the Revolving Credit Note or any other Note.

         SECTION 5.22. BANKING RELATIONSHIP. Commencing within a reasonable time period after the Closing Date, Borrower shall consider maintaining its primary banking and depository relationship with Lender or KeyBank.


                              ARTICLE VI. SECURITY

         SECTION 6.1. SECURITY INTEREST IN COLLATERAL. In consideration of and as security for the full and complete payment of all of the Debt, Borrower does hereby grant to Lender a security interest in and an assignment of the Collateral.

         SECTION 6.2. COLLECTIONS AND RECEIPT OF PROCEEDS BY BORROWER. During the continuance of an Event of Default and upon written notice to Borrower from Lender, a Cash Collateral Account shall be opened by Borrower at the main office of Lender and all such lawful collections of Borrower's Accounts and such Proceeds of Borrower's Accounts and Inventory shall be remitted daily by Borrower to Lender in the form in which they are received by Borrower, either by mailing or by delivering such collections and Proceeds to Lender, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Borrower from Lender, during the continuance of an Event of Default, Borrower shall not commingle such collections or Proceeds with any of Borrower's other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Lender. In such case, Lender may, in its sole discretion, at any time and from time to time during the continuance of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (i) the outstanding principal or interest of any Note or Notes, or (ii) any other Debt. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Lender on its warranties of collection, Lender may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Borrower with Lender, and, in any event, retain the same and Borrower's interest therein as additional security for the Debt. Lender may, in its sole discretion, at any time and from time to time during the continuance of an Event of Default, release funds from the Cash Collateral Account to Borrower for use in Borrower's business and Lender shall release such funds to Borrower at all times when no Event of Default shall exist. The balance in the Cash Collateral Account may be withdrawn by Borrower upon termination of this Agreement and payment in full of all of the Debt or at any time that no Event of Default is in existence. At Lender's request, during the continuance of an Event of Default, Borrower shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box to which Lender shall have access for the processing of such items in accordance with the provisions, terms, and conditions of Lender's customary lock box agreement. The provisions of this Section 6.2 shall only apply during the continuance of any Event of Default.

         Lender, or Lender's designated agent, is hereby constituted and appointed Borrower's attorney-in-fact with authority and power to endorse any and all instruments, documents, and chattel paper upon Borrower's failure to do so. Such authority and power, being coupled with an interest, shall be (A) irrevocable until all of the Debt is paid, (B) exercisable by Lender at any time during the continuance of an Event of Default and without any request upon Borrower by Lender to so endorse, and (C) exercisable during the continuance of an Event of Default in Lender's name or Borrower's name. Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Lender shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

         SECTION 6.3. COLLECTIONS AND RECEIPT OF PROCEEDS BY LENDER. Borrower hereby constitutes and appoints Lender, or Lender's designated agent, as Borrower's attorney-in-fact to exercise, at any time during the continuance of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Debt:

                  (a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in Lender's name or Borrower's name, any and all of Borrower's cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings in each case to the extent relating to any of the Collateral;

                  (b) to transmit to Account Debtors, on any or all of Borrower's Accounts, notice of assignment to Lender thereof and Lender's security interest therein and to request from such Account Debtors at any time, in Lender's name or in Borrower's name, information concerning Borrower's Accounts and the amounts owing thereon;

                  (c) to transmit to purchasers of any or all of Borrower's Inventory, notice of Lender's security interest therein, and to request from such purchasers at any time, in Lender's name or in Borrower's name, information concerning Borrower's Inventory and the amounts owing thereon by such purchasers;

                  (d) to notify and require Account Debtors on Borrower's Accounts and purchasers of Borrower's Inventory to make payment of their indebtedness directly to Lender;

                  (e) to take or bring, in Lender's name or Borrower's name, all steps, actions, suits, or proceedings deemed by Lender necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

                  (f) to accept all collections in any form relating to the Collateral, including remittances which may reflect deductions, and to deposit the same into Borrower's Cash Collateral Account or, at the option of Lender, to apply them as a payment against any Note or Notes or any other Debt.

         SECTION 6.4. USE OF INVENTORY. Until any Event of Default shall occur and be continuing, Borrower may: (a) retain possession of and use its Inventory in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of an Indebtedness, except for transfers in satisfaction of partial or total purchase money prepayments by a buyer in the ordinary course of Borrower's business; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on Borrower's business.


                   ARTICLE VII. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that the statements set forth in this
Article VII are true, correct and complete.

         SECTION 7.1. CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION. Each Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified and authorized to do business and is in good standing as a foreign corporation in all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify is not reasonably likely to cause or result in a Material Adverse Effect. As of the date hereof, Schedule 7.1 sets forth each Subsidiary and each Person which is an owner of Borrower's stock, its state of incorporation, its relationship to Borrower, including the percentage of each class of stock owned by a Company or the percentage of stock of Borrower owned by it, the location of its chief executive offices and its principal place of business.

         SECTION 7.2. CORPORATE AUTHORITY. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which Borrower is a party have been duly authorized and approved by Borrower's Board of Directors and are the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
(ii) as any rights to indemnity hereunder may be limited by applicable law. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of Borrower under the provisions of Borrower's Articles (or Certificate) of Incorporation, Bylaws (or Regulations) or any material agreement binding upon Borrower.

         SECTION 7.3. COMPLIANCE WITH LAWS.  Each Company:

                  (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except to the extent that the failure to hold any such permit, certificate, license, order, registration, franchise, authorization or approval is not reasonably likely to cause or result in a Material Adverse Effect or as disclosed on Schedule 7.3; and

                  (b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to equal employment practices, except to the extent the failure to so comply is not reasonably likely to cause or result in a Material Adverse Effect or as disclosed on
         Schedule 7.3.

         SECTION 7.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as to any of the following matters, any such matter which, if determined adversely, is not reasonably likely to cause or result in a Material Adverse Effect, there are
(a) no lawsuits, actions, investigations, or other proceedings pending or threatened against Borrower or any of its Subsidiaries, or in respect of which Borrower or any of its Subsidiaries may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

         SECTION 7.5. LOCATIONS. As of the date hereof, the chief executive office of each Obligor is set forth on Schedule 7.5 attached hereto and made a part hereof. As of the date hereof, the office where each Obligor keeps its records concerning its Accounts is set forth on Schedule 7.5. As of the date hereof, the Companies have places of business or maintain their Inventory at the locations set forth on Schedule 7.5.

         SECTION 7.6. TITLE TO ASSETS. Each Obligor has good title to and ownership of all material property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereto.

         SECTION 7.7. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company, other than a financing statement in favor of Lender, if any, and in connection with the Indebtedness being released on the Closing Date which will be filed shortly thereafter; (b) there is no mortgage outstanding covering any real property of any Company, other than a mortgage in favor of Lender, if any; and
(c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien which may be granted to Lender. Upon the filing of the appropriate financing statements, Lender has a valid and enforceable first security interest in the Collateral, subject to Liens permitted under Section 5.9 hereof. On and after the Closing Date, neither Borrower nor any Subsidiary has entered into any contract or agreement which would prohibit Lender from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of Borrower and/or any of its Subsidiaries except for (i) the Note Purchase Agreement, (ii) any contract or agreement in connection with any Capitalized Lease Obligation or purchase money indebtedness or (iii) any contract or agreement in connection with any financing provided to a foreign Subsidiary of Borrower.

         SECTION 7.8. TAX RETURNS. All federal, state and local tax returns and other material reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and is not reasonably likely to cause or result in a Material Adverse Effect. The provision for taxes on the books of Borrower is adequate for all years not closed by applicable statutes and for the current fiscal year.

         SECTION 7.9. ENVIRONMENTAL LAWS. Each Company is in compliance with any and all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except to the extent that the failure to so comply is not reasonably likely to cause or result in a Material Adverse Effect. Except as set forth in Schedule 7.9, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened against any Company, with respect to any real property in which any Company holds or has held an interest or any past or present operation of any Company, except to the extent that any such litigation or proceeding is not reasonably likely to cause or result in a Material Adverse

Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law, except to the extent that such violation is not reasonably likely to cause or result in a Material Adverse Effect. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise.

         SECTION 7.10. CONTINUED BUSINESS. There exists no actual, pending, or, to Borrower's knowledge, any threatened termination, cancellation or limitation of, or any adverse modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of the Companies taken as a whole, and if terminated would be reasonably likely to cause or result in a Material Adverse Effect, and as of the Closing Date, to the knowledge of Borrower, there exists no present condition or state of facts or circumstances which would materially affect adversely any Company in any respect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner which it was theretofore conducted.

         SECTION 7.11. EMPLOYEE BENEFITS PLANS. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a),
(b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code
Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period," and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for

Pensions") does not exceed the fair market value of Pension Plan assets by an amount more than Two Hundred Fifty Thousand Dollars ($250,000). The aggregate potential amount of liability that would result if all Controlled Group members withdrew from all Multiemployer Plans in a "complete withdrawal" (within the meaning of ERISA Section 4203) would not be reasonably likely to cause or result in a Material Adverse Effect.

         SECTION 7.12. CONSENTS OR APPROVALS. Except for filings in connection with the security interests and Liens in favor of Lender and except as disclosed on Schedule 7.12 and ordinary course permits, licenses and approvals for operations, no consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by Borrower in connection with the execution, delivery or performance of any of the Loan Documents, which has not already been obtained or completed.

         SECTION 7.13. SOLVENCY. Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Lender. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Lender. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it will be an unreasonably small amount of capital, taking into consideration the obligations to Lender incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         SECTION 7.14. NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has been no Material Adverse Change (other than the Acquisition, the issuance of the notes under the Note Purchase Agreement and the transactions contemplated by the Loan Documents) nor any change in any Company's accounting procedures.

         SECTION 7.15. REGULATIONS. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

         SECTION 7.16.  [Intentionally Omitted]

         SECTION 7.17. INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all of the material patents, patent applications, trademarks, service marks, copyrights, licenses and material rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others, except to the extent that the failure to own, possess or have the right to use such items would not be reasonably likely to cause or result in a Material Adverse Effect.

         SECTION 7.18. INSURANCE. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is adequate for the conduct of its business and the value of its properties.

         SECTION 7.19. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents (other than budgets and projections except as provided in the last sentence of this Section 7.19) contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading at the time made in light of all of the circumstances in which made. After due inquiry by Borrower, there is no known fact which any Company has not disclosed to Lender which is reasonably likely to cause or result in a Material Adverse Effect. The financial projections furnished by Borrower to Lender (copies of which are attached hereto as Schedule 7.19) were prepared in good faith on the basis of information and assumptions that Borrower believed to be reasonable at the time made and as of the Closing Date, in light of all of the circumstances existing at such times, it being understood that projections are not to be viewed as facts or representations as to future performance and that actual results may differ from such projections and that such differences may be material.

         SECTION 7.20. YEAR 2000 COMPLIANCE. Each Company's Computer Systems are, or have been or will be modified to be, Year 2000 Compliant, except to the extent that noncompliance is not reasonably likely to cause or result in a Material Adverse Effect.

         SECTION 7.21. DEFAULTS. No Unmatured Event of Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.


                         ARTICLE VIII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         SECTION 8.1. PAYMENTS. If the principal of or interest on any Note or any commitment or other fee shall not be paid in full punctually when due and payable or within one (1) Business Day thereof.

         SECTION 8.2. SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.7, 5.8, 5.9, 5.11, 5.12, 5.13 or
5.19 hereof.

         SECTION 8.3. OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 8.1 or 8.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or such Obligor's part, as the case may be, to be complied with, and that Unmatured Event of Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Lender that the specified Unmatured Event of Default is to be remedied.

         SECTION 8.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to Lender or any other holder of any Note pursuant to the terms of any Loan Document or Related Writing, shall be false or erroneous in any material respect as of the date made.

         SECTION 8.5. CROSS DEFAULT. If any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of One Million Dollars ($1,000,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

         SECTION 8.6. ERISA DEFAULT. The occurrence of one or more ERISA Events which (a) are reasonably likely to cause or result in a Material Adverse Effect, or (b) result in a material Lien on any of the assets of any Company.

         SECTION 8.7. CHANGE IN OWNERSHIP/CONTROL. If (a) Ranger Aerospace shall cease to own one hundred percent (100%) of the outstanding stock of Borrower (other than in connection with a merger permitted by Section 5.12 or among Ranger Aerospace and Borrower), or (b) a "Change of Control" (as defined in the Note Purchase Agreement) shall have occurred.

         SECTION 8.8. MONEY JUDGMENT. A final judgment or order for the payment of money in excess of One Million Dollars ($1,000,000) (to the extent not covered by insurance) shall be rendered against any Company or any Obligor by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of sixty (60) days after the date on which the right to appeal has expired.

         SECTION 8.9.  [Intentionally Omitted]

         SECTION 8.10. VALIDITY OF LOAN DOCUMENTS. (a) Any material provision, in the sole opinion of Lender, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against Borrower or any Guarantor of Payment; (b) the validity, binding effect or enforceability of any Loan Document against Borrower or any Guarantor of Payment shall be contested by any Company or any other Obligor; (c) Borrower or any Guarantor of Payment shall deny that it has any or further liability or obligation thereunder except in the case of payment; or (d) any Loan Document shall be terminated other than in accordance with its terms, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Lender the material benefits purported to be created thereby.

         SECTION 8.11. SOLVENCY. If Borrower shall discontinue business or any Company or any Obligor shall (a) generally not pay its debts as such debts become due, (b) make a general assignment for the benefit of creditors, (c) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or substantially all of its assets, (d) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, and permit such to continue unstayed and in effect for sixty (60) consecutive days, (e) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (f) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or substantially all of its assets, or (g) take, or omit to take, any action in order thereby to effect any of the foregoing.


                        ARTICLE IX. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         SECTION 9.1. OPTIONAL DEFAULTS. If any Event of Default referred to in
Section 8.1, 8.2., 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9 or 8.10 hereof shall occur and be continuing, Lender shall have the right, in its discretion, to give written notice to Borrower, to:

                  (a) terminate the Commitment and the credits hereby established, if not theretofore terminated, and, immediately upon such election, the obligation of Lender to make any further Loan or Loans and the obligation of Lender to issue any Letter of Credit hereunder immediately shall be terminated, and/or

                  (b) accelerate the maturity of all of the Debt (if it be not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

         SECTION 9.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 8.11 hereof shall occur:

                  (a) all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not theretofore terminated, and Lender thereafter shall not be under any obligation to grant any further Loan or Loans hereunder, nor shall Lender be obligated to issue any Letter of Credit hereunder, and

                  (b) the principal of and interest then outstanding on any Notes, and all of the Debt, shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         SECTION 9.3. LETTERS OF CREDIT. If the maturity of the Notes is accelerated pursuant to Sections 9.1 or 9.2 hereof, Borrower shall immediately deposit with Lender, as security for Borrower's and any Guarantor of Payment's obligations to reimburse Lender for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Lender is hereby authorized, at its option, to deduct any and all such amounts from any deposit balances then owing by Lender to or for the credit or account of Borrower and its Subsidiaries or any thereof, as security for Borrower's and any Guarantor of Payment's obligations to reimburse Lender for any then outstanding Letters of Credit.

         SECTION 9.4. OFFSETS. If there shall exist any Event of Default referred to in Section 8.11 hereof or if the maturity of the Notes is accelerated pursuant to Section 9.1 or 9.2 hereof, Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to Lender, whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by Lender or by KeyBank to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

         SECTION 9.5. COLLATERAL. Upon the occurrence of any Event of Default and at all times during the continuance thereof, Lender shall have the rights and remedies of a secured party under the Ohio Revised Code, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other writing executed by Borrower or otherwise provided by law. Lender may require Borrower to assemble the Collateral, which Borrower agrees to do, and make it available to Lender at a reasonably convenient place to be designated by Lender. Lender may, with or without notice to or demand upon Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Borrower. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Borrower personally or any other Person or property, all of which Borrower hereby waives, and upon such terms and in such manner as Lender may deem advisable, Lender, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to Borrower or to any other Person in the case of any sale of Collateral which Lender determines to be perishable or to be declining speedily in value or which is customarily sold in any recognized market, but in any other case Lender shall give Borrower not fewer than ten (10) days' prior notice of either the time and place of any public sale of the Collateral or of the time of any private sale or other intended disposition thereof is to be made. Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, Lender shall apply the net proceeds of each such sale to or toward the payment of the Debt, whether or not then due, in such order and by such division as Lender, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to

Borrower, and Borrower shall remain liable for any deficiency. In addition, Lender shall at all times have the right to obtain new appraisals of Borrower or the Collateral, the reasonable cost of which shall be paid by Borrower.


                            ARTICLE X. MISCELLANEOUS

         SECTION 10.1. NO WAIVER; CUMULATIVE REMEDIES; RELATIONSHIP OF PARTIES. No omission or course of dealing on the part of Lender, KeyBank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise. Nothing contained in this Agreement and no action taken by Lender or KeyBank pursuant hereto shall be deemed to constitute Borrower and Lender or KeyBank a partnership, association, joint venture or other entity. The relationship between (a) Borrower and (b) Lender or KeyBank with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditor, respectively, and neither Lender nor KeyBank shall have any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

         SECTION 10.2. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 10.3. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, or if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the signature pages of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Borrower to Lender pursuant to any of the provisions hereof shall not be effective until received by Lender.

         SECTION 10.4. COSTS, EXPENSES AND TAXES. Borrower agrees to promptly pay after demand all reasonable costs and expenses of Lender and KeyBank, and all Related Expenses, including but not limited to (a) travel and reasonable out-of-pocket expenses, including but not limited to reasonable attorneys' fees and expenses, of Lender and KeyBank in connection with the preparation, negotiation and closing of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Lender and KeyBank in connection with the administration of this Agreement, the Notes and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for Lender and KeyBank, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, and (d) all costs and expenses, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. In addition, Borrower shall pay any and all stamp and other similar taxes (but not including any tax on the overall net income or profits of Lender or KeyBank) and fees payable or determined to be payable in connection with the execution and delivery of any Loan Document, and the other instruments and documents to be delivered hereunder, and agrees to hold Lender and KeyBank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         SECTION 10.5. INDEMNIFICATION. Borrower agrees to defend, indemnify and hold harmless Lender and KeyBank from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind or nature whatsoever (but not including any tax on the overall net income or profits of Lender or KeyBank) which may be imposed on, incurred by or asserted against Lender or KeyBank in connection with any investigative, administrative or judicial proceeding (whether or not Lender or KeyBank shall be designated a party thereto) or any other claim by any Person relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Obligor or any of their respective affiliates; provided that neither Lender nor KeyBank shall have the right to be indemnified under this Section 10.5 for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.5 shall survive any termination of this Agreement.

         SECTION 10.6. CAPITAL ADEQUACY. To the extent not covered by Article III hereof, if Lender shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central Lender or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central Lender or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which Lender (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (or its holding company) for such reduction. Lender shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount,

Lender may use any reasonable averaging and attribution methods. Failure on the part of Lender to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of Lender's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to Lender regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

         SECTION 10.7. BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that neither Borrower nor Lender shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other (except that if an Event of Default exists, then the consent of Borrower to an assignment by Lender shall not be required). No Person, other than Lender, shall have or acquire any obligation to grant Borrower any Loans.

         SECTION 10.8. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and Lender shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt, any Loan Document or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 10.9. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         SECTION 10.10. ENTIRE AGREEMENT. This Agreement, any Note, any Related Writing and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         SECTION 10.11. RULE OF CONSTRUCTION. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

SECTION 10.12. JURY TRIAL WAIVER. BORROWER AND LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER AND LENDER.


Address:     8420 N.W. 52 Terrace, #200          AIRCRAFT SERVICE INTERNATIONAL
             Miami, Florida  33166-7766                GROUP, INC.
             Attention:  President

                                                 By:


Address:     Key Center                          KEY CORPORATE CAPITAL INC.
             127 Public Square
             Cleveland, Ohio  44114-1306
             Attention:  Structured Finance      By:

                                    EXHIBIT A




                              REVOLVING CREDIT NOTE

$10,000,000                                                   New York, New York
                                                                   April 2, 1998


         FOR VALUE RECEIVED, the undersigned, AIRCRAFT SERVICE INTERNATIONAL GROUP, INC. ("Borrower"), promises to pay, on the last day of the Commitment Period, as defined in the Credit and Security Agreement (as hereinafter defined), to the order of KEY CORPORATE CAPITAL INC. ("Lender") at its Main Office at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other place as Lender shall designate, the principal sum of

TEN MILLION and 00/100                                                   DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans made by Lender to Borrower pursuant to Section 2.1A of the Credit and Security Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Credit and Security Agreement" means the Credit and Security Agreement dated as of April 2, 1998, between Borrower and Lender, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit and Security Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1A of the Credit and Security Agreement. Such interest shall be payable on each date provided for in
Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit and Security Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is the Revolving Credit Note referred to in the Credit and Security Agreement. Reference is made to the Credit and Security Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit and Security Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

JURY TRIAL WAIVER. BORROWER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE CREDIT AND SECURITY AGREEMENT OR THIS NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER AND LENDER.

                                            AIRCRAFT SERVICE INTERNATIONAL
                                             GROUP, INC.


                                            By:
                                            Title:
                                            Date:_______________________, 19____

                                    EXHIBIT B


                                 NOTICE OF LOAN


Key Corporate Capital Inc.
127 Public Square
Cleveland, Ohio  44114-1306

Attention: _________________

Ladies and Gentlemen:

         The undersigned, __________________, on behalf of AIRCRAFT SERVICE INTERNATIONAL GROUP, INC. ("Borrower") refers to the Credit and Security Agreement, dated as of April 2, 1998 ("Credit and Security Agreement", the terms defined therein being used herein as therein defined), between Borrower and Key Corporate Capital Inc., and hereby gives you notice, pursuant to Section 2.2 of the Credit and Security Agreement that Borrower hereby requests a Loan under the Credit and Security Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section
2.2 of the Credit and Security Agreement:

                  (a)      The Business Day of the Proposed Loan is __________,
                           19__.

                  (b)      The amount of the Proposed Loan is $_______________

                  (c) The Proposed Loan is to be a Prime Rate Loan ____ /LIBOR Loan ___. (Check one.)

                  (d) If the Proposed Loan is a LIBOR Loan, the Interest Period requested is one month ___, two months ___, three months ___, six months ___. (Check one.)

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date except to the extent that such representations or warranties relate to an earlier date;

                  (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, which constitutes an Unmatured Event of Default or Event of Default; and

                  (iii) the conditions set forth in Section 2.2 of the Credit and Security Agreement have been satisfied.

                                               Very truly yours,

                                               AIRCRAFT SERVICE INTERNATIONAL
                                                GROUP, INC.


                                               By:
                                               Name:
                                               Title:

                                    EXHIBIT C


                             COMPLIANCE CERTIFICATE

                                        For Fiscal Quarter ended _______________

THE UNDERSIGNED HEREBY CERTIFY THAT:

         (1) I am the duly elected President or Chief Financial Officer of AIRCRAFT SERVICE INTERNATIONAL GROUP, INC., a Delaware corporation ("Borrower");

         (2) I am familiar with the terms of that certain Credit and Security Agreement dated as of April 2, 1998, between Borrower and Key Corporate Capital Inc. ("Lender") (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate being used herein as therein defined), and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes or constituted an Unmatured Event of Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, or, to the extent I am aware, the nature of such Event of Default; and

         (4) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Sections 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof or, to the extent I am aware, the nature of such Event of Default.

         IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 19___.

                                               AIRCRAFT SERVICE INTERNATIONAL
                                                GROUP, INC.


                                               By:
                                               Title:

CREDIT AND SECURITY AGREEMENT








                            FIRST AMENDMENT AGREEMENT

         This First Amendment Agreement is made as of the ___ day of May, 1999, by and between AIRCRAFT SERVICE INTERNATIONAL GROUP, INC., a Delaware corporation ("Borrower"), and KEY CORPORATE CAPITAL INC. ("Lender").

         WHEREAS, Borrower and Lender are parties to a certain Credit and Security Agreement dated as of April 2, 1998, as it may from time to time be amended, restated or otherwise modified, which provides, among other things, for a Revolving Loan facility, upon certain terms and conditions (the "Credit and Security Agreement");

         WHEREAS, Borrower and Lender desire to amend the Credit and Security Agreement to add a Term Loan facility and to modify certain other provisions thereof; and

         WHEREAS, each term used herein shall be defined in accordance with the Credit and Security Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower and Lender agree as follows:

         1. Article I of the Credit and Security Agreement is hereby amended to delete the definitions of "Applicable Margin", "Borrowing Base", "Commitment", "Loan", "Note", "Proceeds", "Proviso", and "Related Expenses" in their entirety and to insert in place thereof the following:

         "Applicable Margin" shall mean :

                  (a) for the period from the Closing Date through the fiscal quarter ending June 30, 1999, (i) for Revolving Loans, one hundred seventy-five (175) basis points for LIBOR Loans and zero (0) basis points for Prime Rate Loans, and (ii) for the Term Loan, two hundred fifty (250) basis points for LIBOR Loans and seventy-five (75) basis points for Prime Rate Loans;

                  (b) commencing on July 1, 1999 and initially based upon financial statements for the fiscal quarter ended March 31, 1999, the number of basis points (depending upon whether Loans are LIBOR Loans or Prime Rate Loans) set forth in the following matrix, based on the result of the computation of the Leverage Ratio for the most recently completed fiscal quarter, shall be used to establish the



                                [SIGNATURE PAGE]
         number of basis points that will go into effect on July 1, 1999 and thereafter:

------------------------------------------------------------------------------------------------------------
                                APPLICABLE           APPLICABLE           APPLICABLE            APPLICABLE
LEVERAGE RATIO                  BASIS POINTS         BASIS POINTS         BASIS POINTS          BASIS POINTS
                                FOR REVOLVING        FOR TERM             FOR REVOLVING         FOR TERM
                                LOANS LIBOR          LOAN LIBOR           LOANS PRIME           LOAN PRIME
                                LOANS                LOANS                RATE LOANS            RATE LOANS
------------------------------------------------------------------------------------------------------------

Greater than or equal           225                  300                  50                    125
to 6.00 to 1.00
------------------------------------------------------------------------------------------------------------
Greater than or equal           200                  275                  25                    100
to 5.50 to 1.00 but less
than 6.00 to 1.00
------------------------------------------------------------------------------------------------------------
Greater than or equal           175                  250                  0                     75
to 5.00 to 1.00 but less
than 5.50 to 1.00
------------------------------------------------------------------------------------------------------------
Greater than or equal           150                  225                  0                     50
to 4.50 to 1.00 but less
than 5.00 to 1.00
------------------------------------------------------------------------------------------------------------
Less than 4.50 to 1.00          125                  200                  0                     0
------------------------------------------------------------------------------------------------------------


                  Changes to the Applicable Margin shall be effective on the first day of each fiscal quarter following the date upon which Lender received, or, if earlier, Lender should have received, pursuant to
         Section 5.3(a) hereof, the financial statements of the Companies for Borrower's fiscal quarters. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Lender to charge the Default Rate, or the rights and remedies of Lender pursuant to Articles VIII and IX hereof.

                  "Borrowing Base" shall mean an amount not in excess of the sum of (a) (i) eighty-five percent (85%) of the amount due and owing on Eligible Accounts Receivable and (ii) zero percent (0%) on Inventory minus (b) the Elsinore Seller Note Reserve; provided notwithstanding anything herein to the contrary, Lender shall at all times have the right to modify or reduce the percentages from time to time, in its reasonable discretion.

                  "Commitment" shall mean the obligation hereunder of Lender to make Loans, and to issue Letters of Credit, pursuant to the Revolving Credit Commitment and Term Loan Commitment, up to an aggregate principal amount outstanding at any one time of Fifteen Million Dollars ($15,000,000), or such lesser amount as shall be determined pursuant to
         Section 2.5 hereof.

                  "Loan" or "Loans" shall mean the credit granted to Borrower in accordance with Section 2.1A and Section 2.1C hereof.



                                [SIGNATURE PAGE]

                  "Note" or "Notes" shall mean the Revolving Credit Note, Term Note or any other note delivered pursuant to this Agreement.

                  "Proceeds" shall mean (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral, Term Loan Collateral or proceeds, whether cash or non-cash. Cash proceeds includes, without limitation, moneys, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral or Term Loan Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, Lender's right to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Lender to Borrower's sale, exchange, collection, or other disposition of any or all of the Collateral or Term Loan Collateral.

                  "Proviso" shall mean that for Borrower's fiscal quarters ending prior to the fiscal quarter ending March 31, 2000, Consolidated EBITDA, as referred to in Section 5.7(b) hereof, shall be calculated as follows: (a) for the fiscal quarter ending June 30, 1999, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter by four (4); (b) for the fiscal quarter ending September 30, 1999, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the previous fiscal quarter by two (2); and (c) for the fiscal quarter ending December 31, 1999, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the two
         (2) previous fiscal quarters by one and one-third (1 1/3).

                  "Related Expenses" shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, Lender in any attempt by Lender: (a) to obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement or any Related Writing; (b) to obtain payment, performance, and observance of any and all of the Debt; (c) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the Collateral, Term Loan Collateral or any thereof, including, without limitation, costs and expenses for appraisals, assessments, and audits of Borrower or any such Collateral or Term Loan Collateral; or (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate.

         2. Article I of the Credit and Security Agreement is hereby amended to add the following new definitions thereto:

                  "EAC" shall mean the Elsinore Acquisition Corporation.

                                [SIGNATURE PAGE]

                  "Elsinore Acquisition" shall mean the acquisition of the assets of Elsinore L.P. ("Elsinore"), pursuant to the Elsinore Asset Purchase Agreement.

                  "Elsinore Acquisition Documents" shall mean the Elsinore Asset Purchase Agreement and the following documents as defined in the Elsinore Asset Purchase Agreement: The Ranger/ASIG Guaranty, the Parent Guaranty, the Lyon Guaranty and the Purchaser Note.

                  "Elsinore Asset Purchase Agreement" shall mean the Asset Purchase Agreement among Borrower, Ranger Aerospace, EAC, Elsinore, Air/Lyon, Inc., Air/Lyon Associates, L.P., Elsinore Aerospace Services, L.P., Elsinore Services Corporation and General William Lyon providing for the purchase of substantially all of the assets of, and the assumption of certain liabilities of Elsinore by EAC.

                  "Elsinore Assets" shall mean the assets acquired by Borrower pursuant to the Elsinore Acquisition.

                  "Elsinore Seller Note" shall mean the Purchaser Note as defined in the Elsinore Asset Purchase Agreement.

                  "Elsinore Seller Note Reserve" shall mean an amount determined by Lender, in its sole discretion, as a reserve against collateral values, not to exceed an amount equal to the outstanding balance of the Elsinore Seller Note, including all principal, interest and related costs and charges in connection with the Elsinore Seller Note.

                  "Equipment" shall mean (a) all equipment as defined in Chapter 1309 of the Ohio Revised Code, including without limitation, machinery, motor vehicles, trade fixtures, office and other furniture and furnishings, tools, dies, jigs, and molds; and (b) all substitutes or replacements for, and all parts, accessories, additions, attachments, or accessions to (a) above.

                  "Term Loan" shall mean the term loan granted to Borrower by Lender in accordance with Section 2.1C hereof.

                  "Term Loan Cash Collateral Account" shall mean a commercial Deposit Account designated "term loan cash collateral account" and maintained by Borrower with KeyBank, without liability by KeyBank or Lender to pay interest thereon, from which account Lender shall have the exclusive right to withdraw funds until all of the Debt is paid in full.

                  "Term Loan Cash Security" shall mean all cash, instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Borrower presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in

                                [SIGNATURE PAGE]
         the possession of KeyBank or Lender, in each case only to the extent relating to the Term Loan Collateral.

                  "Term Loan Commitment" shall mean the obligation hereunder of Lender to make the Term Loan in the original principal amount of Five Million Dollars ($5,000,000).

                  "Term Loan Collateral" shall mean (a) all of Borrower's Equipment, whether now owned or hereafter acquired by Borrower; (b) all funds now or hereafter on deposit in the Term Loan Cash Collateral Account, if any; (c) all of Borrower's existing and future Term Loan Cash Security; and (d) all of the Proceeds, products, profits, and rents of any of (a) through (c) above, in each case to the extent set forth in the applicable Loan Documents. The definition of Term Loan Collateral shall exclude any items which are not assignable pursuant to the terms of any agreement or require the consent of any other party or are prohibited by law.

                  "Term Note" shall mean any Term Note executed and delivered pursuant to Section 2.1C hereof.

         3. Article I of the Credit and Security Agreement is hereby amended to delete the definitions of "Maintenance Capital Expenditures" and "Consolidated Interest Expense" in their entirety.

         4. The Credit and Security Agreement is hereby amended to delete the first and second paragraphs in Section 2.1 therefrom, with the following being inserted in place thereof:

                  SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, Lender shall make Loans to Borrower, and Lender shall, or shall cause KeyBank to, issue Letters of Credit at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Revolving Credit Commitment and Term Loan Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Commitment.

                  The Loans may be made as Revolving Loans and a Term Loan, and Letters of Credit may be issued, as follows:

         5. Section 2.1 of the Credit and Security Agreement is hereby amended to add the following new Subsection 2.1(C)thereto:

         C.       Term Loan.

                  Subject to the terms and conditions of this Agreement, Lender shall make a Term Loan to Borrower in such amount, if any, as Borrower may request on May ___, 1999, but not exceeding the Term Loan Commitment. To evidence the

                                [SIGNATURE PAGE]

         Term Loan, Borrower shall execute and deliver to Lender a Term Note, dated the date of this First Amendment Agreement, and in the form of Exhibit A-1 hereto. The Term Loan shall be payable in twenty-three (23) consecutive quarter-annual installments, commencing August 1, 1999 and continuing on the first day of each succeeding November, February, May and August thereafter as follows: (i) for the period from August 1, 1999 through May 1, 2001, One Hundred Twenty-Five Thousand Dollars ($125,000), (ii) for the period from August 1, 2001 through May 1, 2003, One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500), (iii) for the period from August 1, 2003 through May 1, 2004, Two Hundred Seventy-Five Thousand Dollars ($275,000), and (iv) for the period from August 1, 2004 through February 1, 2005, Three Hundred Fifty Thousand Dollars ($350,000), with the balance thereof payable in full on May 1, 2005. Borrower shall notify Lender at the time of the request whether the Term Loan will be a Prime Rate Loan or a LIBOR Loan. The Term Loan may be a mixture of a Prime Rate Loan and LIBOR Loans. Lender, at the request of Borrower, subject to the applicable notice and other provisions of Section 2.2 hereof, may convert a Prime Rate Loan to a LIBOR Loan at any time and may convert a LIBOR Loan to a Prime Rate Loan on any Interest Adjustment Date.

                  If the Term Loan is a Prime Rate Loan, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing August 1, 1999, and continuing on the first day of each succeeding November, February, May and August of each year and at the maturity thereof, at the Derived Prime Rate from time to time in effect.

                  If the Term Loan is a LIBOR Loan, Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time from the date thereof until paid, fixed in advance for each Interest Period (but subject to changes in the Applicable Margin) as herein provided for each such Interest Period. Interest on such LIBOR Loans shall be at the Derived LIBOR Rate, payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         6. Section 2.4 of the Credit and Security Agreement is hereby amended to add the following third paragraph to the end of Section 2.4 thereto:

                  Each prepayment of the Term Loan shall be applied to the principal installments thereof in the inverse order of their respective maturities.

         7. The Credit and Security Agreement is hereby amended by deleting Section 2.5 in its entirety, with the following being inserted in place thereof:

                  (a) Borrower agrees to pay to Lender, as consideration for its Revolving Credit Commitment hereunder, a commitment fee from the Closing

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

         Date to and including the last day of the Commitment Period, equal to
         (i) one-half of one percent (1/2%) per annum, times (ii) (A) the Revolving Credit Commitment less (B) the average daily outstanding principal amount of the Revolving Loans, less (C) the average daily amount of all issued and outstanding Letters of Credit. The commitment fee shall be payable monthly, in arrears, on May 1, 1998 and on the first day of each month thereafter and on the last day of the Commitment Period.

                  (b) Borrower shall pay to Lender an account administration fee in the amount of Ten Thousand Dollars ($10,000) per year, payable on the Closing Date and each anniversary date thereof, during the Commitment Period.

                  (c) Borrower may at any time or from time to time terminate in part the Revolving Credit Commitment to an amount not less than the aggregate principal amount of the Revolving Loans and Letters of Credit then outstanding, by giving Lender not fewer than five (5) Business Days' notice, provided that any such partial termination shall be in an amount of One Million Dollars ($1,000,000) or any integral multiple thereof; and further provided, that no partial termination shall occur, without Lender's written consent, if any portion of the Term Loan, including all principal and interest, is then outstanding. Each partial termination shall require the payment of a fee to Lender in an amount equal to the amount of such partial termination, multiplied by one-half of one percent (1/2%). After each such partial termination, the commitment fees payable hereunder shall be calculated upon the Revolving Credit Commitment as so reduced. Any partial reduction in the Revolving Credit Commitment shall be effective during the remainder of the Commitment Period.

                  (d) Borrower may at any time terminate in whole the Revolving Credit Commitment by (i) giving Lender no fewer than five (5) Business Days' notice, and (ii) payment of the Termination Fee; provided, that no termination shall occur, without Lender's written consent, if any portion of the Term Loan, including all principal and interest, is outstanding. On the effective date of such termination (Borrower having prepaid in full the unpaid principal balance (if any) of the Revolving Credit Notes outstanding, together with all interest (if any) and commitment and other fees accrued and unpaid and provided that no issued and outstanding Letters of Credit shall exist), after payment of the Termination Fee, Lender shall mark all of the Revolving Credit Notes outstanding "Canceled" and deliver such Revolving Credit Notes to Borrower.

         8. The Credit and Security Agreement is hereby amended by inserting the following new Subsection 2.7(c):

                  (c) In the event that the Revolving Credit Commitment is terminated, Borrower shall immediately prepay to Lender the outstanding balance of the Term Loan, including all principal and interest.


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

         9. The Credit and Security Agreement is hereby amended by deleting Section 5.1 in its entirety, with the following being inserted in place thereof:

                  SECTION 5.1. INSURANCE. Each Company shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property in such amounts, for such period, and against such risks as is adequate for the conduct of its business and value of its properties, as reasonably determined by Borrower, with provisions satisfactory to Lender for payment of all losses on Collateral and Term Loan Collateral thereunder to Lender and such Company as their interests may appear (loss payable endorsement in favor of Lender). Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Lender. Any sums received by Lender in payment of insurance losses, returns, or unearned premiums under the policies covering the Collateral or Term Loan Collateral shall, during the continuance of an Event of Default, be applied upon any Debt whether or not the same is then due and payable, and at all other times shall be delivered to Borrower for the purpose of replacing, repairing, or restoring the insured property. Lender is hereby authorized to act as attorney-in-fact for Borrower in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Lender may, at its option, provide such insurance and Borrower shall pay to Lender, upon demand, the cost thereof. Should Borrower fail to pay such sum to Lender upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of Lender's written request, Borrower shall furnish to Lender such information about Borrower's insurance as Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Lender and certified by a Financial Officer of Borrower.

         10. The Credit and Security Agreement is hereby amended by deleting Section 5.7 in its entirety, with the following being inserted in place thereof:

                  (a) MINIMUM EBITDA. Borrower shall not suffer or permit Consolidated EBITDA at the end of the applicable period to be less than the following: (A) (i) for the period from April 1, 1999 through June 30, 1999, Three Million Two Hundred Thousand Dollars ($3,200,000); (ii) for the period from April 1, 1999 through September 30, 1999, Six Million Eight Hundred Thousand Dollars ($6,800,000); (iii) for the period from April 1, 1999 through December 31, 1999, Ten Million Six Hundred Thousand Dollars ($10,600,000), based upon the financial statements of Borrower for the applicable fiscal quarters; and (B) for the fiscal quarter ending March 31, 2000, and thereafter, Fourteen Million Six Hundred Thousand Dollars ($14,600,000), based upon the financial statements of Borrower for the most recently completed fiscal quarter and the three (3) previous fiscal quarters (on a rolling four
         (4) quarter basis).

                  (b) LEVERAGE. Borrower shall not suffer or permit the Leverage Ratio to exceed (i) 7.00 to 1.00 on June 30, 1999; (ii) 6.75 to 1.00 on September

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

         30, 1999; (iii) 6.50 to 1.00 on December 31, 1999; and 6.25 to 1.00 on
         March 31, 2000 and thereafter, based upon the financial statements of Borrower for the most recently completed fiscal quarter and the three
         (3) previous fiscal quarters (on a rolling four (4) quarter basis), subject to the Proviso.

         11. The Credit and Security Agreement is hereby amended by inserting the following new Subsection 5.9(xx):

                  (xx) Liens securing Indebtedness or other obligations incurred in connection with the Elsinore Acquisition in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000).

         12. The Credit and Security Agreement is hereby amended by deleting the first sentence in Section 5.12 in its entirety, with the following being inserted in place thereof:

         No Company shall merge or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any Collateral, Term Loan Collateral or all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person other than in the ordinary course of business, except that if no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         13. The Credit and Security Agreement is hereby amended by inserting the following sentence at the end of Section 5.13:

                  Notwithstanding anything to the contrary contained in this
         Section 5.13, Lender acknowledges and consents to the Elsinore Acquisition.

         14. The Credit and Security Agreement is hereby amended by deleting Section 5.18 in its entirety, with the following being inserted in place thereof:

                  SECTION 5.18. CORPORATE NAMES AND LOCATION OF COLLATERAL OR TERM LOAN COLLATERAL. No Obligor shall change its corporate name, unless, in each case, such Obligor shall provide Lender with at least thirty (30) days prior written notice thereof. No Obligor shall use trade names, assumed names or fictitious names without giving Lender at least thirty (30) days prior written notice thereof. Borrower shall also provide Lender with at least thirty (30) days prior written notification: (a) upon any material portion of an Obligor's Inventory or Equipment being maintained or to be to be maintained at a location other than those listed in Schedule 7.5; (b) of any change in the location of the office where any Obligor's records pertaining to its Accounts are kept; (c) of the location of any new places of business and the changing or closing of any of its existing places of business; and (d) of any change in any Obligor's chief executive office. In the event of any of the foregoing, Borrower shall promptly execute and deliver to Lender (and Borrower agrees that Lender may execute and deliver the same as Borrower's irrevocable attorney-in-fact) new U.C.C. financing

                                [SIGNATURE PAGE]
         statements describing the Collateral and/or Term Loan Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Lender's sole discretion, to perfect or to continue the perfection of Lender's security interest in the Collateral and/or Term Loan Collateral, based upon such new places of business or names, and Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Lender therefor if Lender pays the same. Such amounts shall be Related Expenses hereunder.

         15. The Credit and Security Agreement is hereby amended by deleting Section 5.20 in its entirety, with the following being inserted in place thereof:

                  SECTION 5.20. SUBSIDIARY GUARANTIES. Each United States domestic Subsidiary of a Company created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Lender a Guaranty of Payment of all of the Debt, and, if requested by Lender, a security agreement covering all Collateral and Term Loan Collateral of such Guarantor, as security for the Debt, such agreements to be in form and substance substantially similar to the existing Loan Documents, along with such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Lender.

         16. The Credit and Security Agreement is hereby amended by deleting Section 5.21 in its entirety, with the following being inserted in place thereof:

                  SECTION 5.21. COLLATERAL; TERM LOAN COLLATERAL. Borrower shall:

                  (a) at all reasonable times (during normal business hours and with reasonable advance notice) allow Lender by or through any of its officers, agents, employees, attorneys, or accountants to (i) examine, inspect, and make extracts from Borrower's books and other records, including, without limitation, the tax returns of Borrower; (ii) arrange for verification of Borrower's Accounts, under reasonable procedures, directly with Account Debtors or by other methods after consultation with Borrower; and (iii) examine, inspect or perform audits or appraisals of Borrower's Collateral and/or Term Loan Collateral, wherever located; provided so long as no Unmatured Event of Default or Event of Default then exists, Lender shall be limited to two
         (2) audits or appraisals of the Term Loan Collateral in any calender year;

                  (b) promptly furnish to Lender upon request (i) additional statements and information with respect to the Collateral and/or Term Loan Collateral, and all writings and information relating to or evidencing any of Borrower's Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Lender may request;

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

                  (c) notify Lender in writing promptly upon the creation of any material amount of Accounts with respect to which the Account Debtor is the United States of America or any state, city, county or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof or any business which is located in a foreign country;

                  (d) at the request of Lender, mark its books and records of Accounts to indicate the security interest granted to Lender hereunder;

                  (e) promptly notify Lender in writing of any information which Borrower has or may receive with respect to the Collateral or Term Loan Collateral which might in any manner materially and adversely affect the value thereof or the rights of Lender with respect thereto;

                  (f) maintain the Equipment in operating condition and repair, ordinary wear and tear and damage by casualty (provided such casualty is covered by insurance pursuant to Section 5.1 hereof) excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, and promptly inform Lender of any additions to or deletions from the Equipment other than in the ordinary course; and

                  (g) upon request of Lender, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, and instruments as Lender may require, including, without limitation, financing statements, so as to completely vest in and ensure to Lender its rights hereunder and in or to the Collateral and/or Term Loan Collateral.

                  A carbon, photographic, or other reproduction of this Agreement may, at the option of Lender, be used as a financing statement. If certificates of title or applications for title are issued or outstanding with respect to any of Borrower's Inventory or Equipment, upon Lender's request, Borrower shall deliver such certificate or application to Lender and cause the interest of Lender to be properly noted thereon. Borrower hereby authorizes Lender or Lender's designated agent (but without obligation by Lender to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Unmatured Event of Default or Event of Default), and Borrower shall promptly repay, reimburse, and indemnify Lender for any and all Related Expenses. If Borrower fails to keep and maintain an item of Equipment which is necessary to the business of Borrower in operating condition, Lender may (but shall not be required to) so maintain or repair all or any part of such Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Lender upon demand therefor; Lender may, at its option, debit Related Expenses directly to the Revolving Credit Note.

         17. The Credit and Security Agreement is hereby amended by deleting Section 6.1 in its entirety, with the following being inserted in place thereof:

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

                  SECTION 6.1. SECURITY INTEREST IN COLLATERAL OR TERM LOAN COLLATERAL.

                  (a) In consideration of and as security for the full and complete payment of all of the Debt (except for any portion of the Debt incurred in connection with the Term Loan), Borrower does hereby grant to Lender a security interest in and an assignment of the Collateral.

                  (b) In consideration of and as security for the full and complete payment of all of the Debt (except for any portion of the Debt incurred in connection with the Revolving Loans or Letters of Credit), Borrower does hereby grant to Lender a security interest in and an assignment of the Term Loan Collateral.

         18. The Credit and Security Agreement is hereby amended by deleting the first paragraph of Section 6.2 in its entirety, with the following being inserted in place thereof:

                  SECTION 6.2. COLLECTIONS AND RECEIPT OF PROCEEDS BY BORROWER. During the continuance of an Event of Default and upon written notice to Borrower from Lender, (a) a Cash Collateral Account shall be opened by Borrower at the main office of Lender and all such lawful collections of Borrower's Accounts and such Proceeds of Borrower's Accounts and Inventory shall be remitted daily by Borrower to Lender in the form in which they are received by Borrower, either by mailing or by delivering such collections and Proceeds to Lender, appropriately endorsed for deposit in the Cash Collateral Account and
         (b) a Term Loan Cash Collateral Account shall be opened by Borrower at the main office of Lender and such Proceeds of Borrower's Term Loan Collateral shall be remitted daily by Borrower to Lender in the form in which they are received by Borrower, either by mailing or by delivering such Proceeds to Lender, appropriately endorsed for deposit in the Term Loan Cash Collateral Account. In the event that such notice is given to Borrower from Lender, during the continuance of an Event of Default, Borrower shall not commingle such collections or Proceeds with any of Borrower's other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Lender. In such case, Lender may, in its sole discretion, at any time and from time to time during the continuance of an Event of Default, apply all or any portion of (i) the account balance in the Cash Collateral Account as a credit against (A) the outstanding principal or interest of any Revolving Credit Note or Revolving Credit Notes, or (B) any other Debt (except for any portion of the Debt incurred in connection with the Term Loan), or (ii) the account balance in the Term Loan Cash Collateral Account as a credit against (A) the outstanding principal or interest of any Term Note or Term Notes, or (B) any other Debt (except for any portion of the Debt incurred in connection with the Revolving Loans or Letters of Credit) If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be

                                [SIGNATURE PAGE]
         made against Lender on its warranties of collection, Lender may charge the amount of such item against the Cash Collateral Account, the Term Loan Cash Collateral Account or any other Deposit Account maintained by Borrower with Lender, and, in any event, retain the same and Borrower's interest therein as additional security for the Debt. Lender may, in its sole discretion, at any time and from time to time during the continuance of an Event of Default, release funds from the Cash Collateral Account or Term Loan Cash Collateral Account to Borrower for use in Borrower's business and Lender shall release such funds to Borrower at all times when no Event of Default shall exist. The balance in the Cash Collateral Account or Term Loan Cash Collateral Account may be withdrawn by Borrower upon termination of this Agreement and payment in full of all of the Debt or at any time that no Event of Default is in existence. At Lender's request, during the continuance of an Event of Default, Borrower shall cause all remittances representing collections and Proceeds of Collateral and/or Term Loan Collateral to be mailed to a lock box to which Lender shall have access for the processing of such items in accordance with the provisions, terms, and conditions of Lender's customary lock box agreement. The provisions of this Section 6.2 shall only apply during the continuance of any Event of Default.

         19. The Credit and Security Agreement is hereby amended by deleting Section 6.3 in its entirety, with the following being inserted in place thereof:

                  SECTION 6.3. COLLECTIONS AND RECEIPT OF PROCEEDS BY LENDER. Borrower hereby constitutes and appoints Lender, or Lender's designated agent, as Borrower's attorney-in-fact to exercise, at any time during the continuance of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Debt:

                  (a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in Lender's name or Borrower's name, any and all of Borrower's cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings in each case to the extent relating to any of the Collateral or Term Loan Collateral;

                  (b) to transmit to Account Debtors, on any or all of Borrower's Accounts, notice of assignment to Lender thereof and Lender's security interest therein and to request from such Account Debtors at any time, in Lender's name or in Borrower's name, information concerning Borrower's Accounts and the amounts owing thereon;

                  (c) to transmit to purchasers of any or all of Borrower's Inventory, notice of Lender's security interest therein, and to request from such purchasers at any time, in Lender's name or in Borrower's name, information concerning Borrower's Inventory and the amounts owing thereon by such purchasers;

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

                  (d) to notify and require Account Debtors on Borrower's Accounts and purchasers of Borrower's Inventory to make payment of their indebtedness directly to Lender;

                  (e) to take or bring, in Lender's name or Borrower's name, all steps, actions, suits, or proceedings deemed by Lender necessary or desirable to effect the receipt, enforcement, and collection of the Collateral and Term Loan Collateral; and

                  (f) to accept all collections in any form relating to (i) the Collateral, including remittances which may reflect deductions, and to deposit the same, into Borrower's Cash Collateral Account or, at the option of Lender, to apply them as a payment against any Revolving Credit Note or Revolving Credit Notes or any other Debt (except for any portion of the Debt incurred in connection with the Term Loan), or (ii) the Term Loan Collateral, including remittances which may reflect deductions, and to deposit the same, into Borrower's Term Loan Cash Collateral Account or, at the option of Lender, to apply them as a payment against any Term Note or Term Notes or any other Debt (except for any portion of the Debt incurred in connection with the Revolving Loans or Letters of Credit).

         20. Section 7.5 of the Credit and Security agreement is hereby amended by deleting the last sentence in Section 7.5 in its entirety, with the following being inserted in place thereof:

         As of the date hereof, the Companies have places of business or maintain their Inventory or Equipment at the locations set forth on
         Schedule 7.5.

         21. The Credit and Security Agreement is hereby amended by deleting Section 7.7 in its entirety, with the following being inserted in place thereof:

                  SECTION 7.7. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company, other than a financing statement in favor of Lender, if any; (b) there is no mortgage outstanding covering any real property of any Company, other than a mortgage in favor of Lender, if any; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien which may be granted to Lender. Upon the filing of the appropriate financing statements, Lender has a valid and enforceable first security interest in the Collateral and Term Loan Collateral, subject to Liens permitted under Section 5.9 hereof. On and after the Closing Date, neither Borrower nor any Subsidiary has entered into any contract or agreement which would prohibit Lender from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of Borrower and/or any of its Subsidiaries except for (i) the Note Purchase Agreement, (ii) any contract or agreement in connection with any Capitalized Lease Obligation or purchase money indebtedness or (iii) any contract or agreement in connection with any financing provided to a foreign Subsidiary of Borrower.

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

         22. The Credit and Security Agreement is hereby amended by deleting Section 9.5 in its entirety, with the following being inserted in place thereof:

                  SECTION 9.5. COLLATERAL; TERM LOAN COLLATERAL. Upon the occurrence of any Event of Default, and at all times during the continuance thereof, Lender shall have the rights and remedies of a secured party under the Ohio Revised Code, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other writing executed by Borrower or otherwise provided by law. Lender may require Borrower to assemble the Collateral and/or Term Loan Collateral, which Borrower agrees to do, and make it available to Lender at a reasonably convenient place to be designated by Lender. Lender may, with or without notice to or demand upon Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, Term Loan Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral and/or Term Loan Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral and/or Term Loan Collateral) and for that purpose may pursue the Collateral and/or Term Loan Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Borrower. After any delivery or taking of possession of the Collateral, Term Loan Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Borrower personally or any other Person or property, all of which Borrower hereby waives, and upon such terms and in such manner as Lender may deem advisable, Lender, in its discretion, may sell, assign, transfer and deliver any of the Collateral or Term Loan Collateral at any time, or from time to time. No prior notice need be given to Borrower or to any other Person in the case of any sale of Collateral or Term Loan Collateral which Lender determines to be perishable or to be declining speedily in value or which is customarily sold in any recognized market, but in any other case Lender shall give Borrower not fewer than ten (10) days' prior notice of either the time and place of any public sale of the Collateral or Term Loan Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Lender may purchase the Collateral, Term Loan Collateral, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, Lender shall apply the net proceeds of each such sale to or toward the payment of the Debt, whether or not then due, in such order and by such division as Lender, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Borrower, and Borrower shall remain liable for any deficiency. In addition, Lender shall at

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

         all times have the right to obtain new appraisals of Borrower, the Collateral or Term Loan Collateral, the reasonable cost of which shall be paid by Borrower.

         23. The Credit and Security Agreement is hereby amended by adding Exhibit A-1 in the form of Exhibit 1 attached hereto.

         24. As a condition precedent to the effectiveness of this First Amendment Agreement, Borrower shall:

         (a) execute and deliver to Lender a Term Note dated of even date herewith, and such Term Note shall be in the form and substance of Exhibit 1 attached hereto;

         (b) cause each Guarantor of Payment to consent, agree to and acknowledge the terms of this First Amendment Agreement, and such Guarantor Acknowledgment shall be in the form and substance of Exhibit 2 attached hereto;

         (c) (i) cause each Guarantor of Payment, other than EAC, to execute and deliver to Lender an amended and restated security agreement, in form and substance satisfactory to Lender ("Amended and Restated Security Agreement) and (ii) cause EAC to execute and deliver to Lender a guaranty of payment of debt ("EAC Guaranty") and security agreement ("EAC Security Agreement");

         (d) execute and deliver, and cause each Guarantor of Payment to execute and deliver, to Lender, Uniform Commercial Code financing statements and/or amendments to Uniform Commercial Code financing statements, in form and substance satisfactory to Lender;

         (e) pay to Lender, on the date hereof, an amendment fee in an amount equal to Twenty-Five Thousand Dollars ($25,000);

         (f) deliver evidence to Lender, in form and substance reasonably satisfactory to Lender, that the Elsinore Acquisition has been completed and that all necessary documents or instruments have been filed with all appropriate governmental offices;

         (g) deliver to Lender copies of the Elsinore Acquisition Documents, including all legal opinions delivered in connection therewith, and, whereby, each of which shall allow Lender to rely on such legal opinion, in form and substance reasonably satisfactory to Lender;

         (h) deliver to Lender a good standing certificate for Borrower and each Guarantor of Payment, issued on or about the date hereof by the Secretary of State in the state(s) where Borrower or such Guarantor of Payment is incorporated and, as to EAC, qualified as a foreign corporation;

         (i) deliver to Lender a pay-off letter and Uniform Commercial Code termination statements from any current holder of a Lien on the Elsinore Assets, if any, other than the Liens permitted pursuant to Section 5.9 hereof;


                                [SIGNATURE PAGE]

         (j) deliver to Lender evidence of any necessary consent by CIBC Oppenheimer Corp. to the Elsinore Acquisition;

         (k) deliver to Lender an officer's certificate (i) certifying the names of the officers of Borrower authorized to sign this First Amendment and any Loan Document or other Related Writings to which it is a party, together with the true signatures of such officers, and (ii) certified copies of the resolutions of the board of directors of Borrower evidencing approval of the execution and delivery of this First Amendment and any Loan Document or other Related Writings to which it is a party;

         (l) cause to be delivered to Lender an officer's certificate (i) certifying the names of the officers of each Subsidiary authorized to sign, as applicable, the Guarantor Acknowledgment, the Amended and Restated Security Agreement, the Elsinore Guaranty, the EAC Security Agreement and any Loan Document or other Related Writings to which it is a party, together with the true signatures of such officers, and (ii) certified copies of the resolutions of the board of directors of each Subsidiary evidencing approval of the execution and delivery, as applicable, of the Guarantor Acknowledgment, the Amended and Restated Security Agreement, the Elsinore Guaranty, the EAC Security Agreement and any Loan Document or other Related Writings to which it is a party;

         (m) deliver to Lender a landlord's waiver, in form and substance satisfactory to Lender, for Borrower's location at Ft. Lauderdale International Airport, 1815 Griffin Road, Suite 300, Dania, Florida 33004;

         (n) deliver to Lender revised schedules to the Credit and Security Agreement, as necessary, in form and substance reasonably satisfactory to Lender;

         (o) deliver to Lender evidence of insurance on ACORD 27 form, and otherwise reasonably satisfactory to Lender, of adequate personal property and liability insurance of Borrower and each Guarantor of Payment, with Lender listed as loss payee and additional insured;

         (p) deliver to Lender evidence satisfactory to Lender that Borrower has a minimum of Two Million Dollars ($2,000,000) available under the Revolving Credit Commitment for unborrowed Revolving Loans or Letters of Credit on the date hereof;

         (q) deliver to Lender an opinion of counsel for Borrower, in form and substance reasonably satisfactory to Lender, including an opinion that no consent or waiver is required to execute this First Amendment pursuant to the Indenture, dated as of August 18, 1998 (the "Indenture"), by and among Borrower, certain Guarantors (as defined in the Indenture) and State Street Bank and Trust Company, as Trustee; and

         (r) pay all reasonable legal fees and expenses of Lender incurred in connection with this First Amendment Agreement.

                                [SIGNATURE PAGE]

         25. Borrower hereby represents and warrants to Lender that (a) Borrower has the legal power and authority to execute and deliver this First Amendment Agreement; (b) the officers executing this First Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit and Security Agreement, nor will any occur immediately after the execution and delivery of this First Amendment Agreement or by the performance or observance of any provision hereof; (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit and Security Agreement or any Related Writing; (f) Borrower is in full compliance under the Note Purchase Agreement and will remain in full compliance immediately after the execution and delivery of this First Amendment Agreement, the Elsinore Acquisition or by the performance or observance of any provision hereof; (g) the representations and warranties set forth in Article VII of the Credit and Security Agreement are true and correct on and as of the date hereof; and (h) this First Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

         26. In consideration of this First Amendment Agreement, Borrower hereby waives and releases Lender and its respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all such claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         27. Each reference that is made in the Credit and Security Agreement or any other writing to the Credit and Security Agreement shall hereafter be construed as a reference to the Credit and Security Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit and Security Agreement shall remain in full force and effect and be unaffected hereby. This First Amendment Agreement is a Related Writing as defined in the Credit and Security Agreement.

         28. This First Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         29. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

            [The remainder of this page is intentionally left blank.]



                                [SIGNATURE PAGE]

         30. JURY TRIAL WAIVER. BORROWER AND LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER AND LENDER.

Address:  1815 Griffin Road, Suite 300            AIRCRAFT SERVICE INTERNATIONAL
          Ft. Lauderdale International Airport    GROUP, INC.
          Dania, Florida 33004-2252
          Attention:  President                   By:
                                                  Print Name:
                                                  Title

Address:  127 Public Square                       KEY CORPORATE CAPITAL INC.
          Cleveland, Ohio  44114-1306
          Attention:  Manager of Structured       By:
                      Finance Group               Print Name:
                                                  Title:



                                    EXHIBIT 1
                                   EXHIBIT A-1

                                    TERM NOTE

$5,000,000                                                        Dania, Florida
                                                                   May ___, 1999


         FOR VALUE RECEIVED, the undersigned, AIRCRAFT SERVICE INTERNATIONAL GROUP, INC. ("Borrower") promises to pay to the order of KEY CORPORATE CAPITAL INC. ("Lender") at its Main Office at 127 Public Square, Cleveland, Ohio 44114-1306, or such other place as Lender shall designate, the principal sum of

FIVE MILLION                                                             DOLLARS

in lawful money of the United States of America in twenty-three (23) consecutive quarter-annual installments, commencing August 1, 1999 and continuing on the first day of each succeeding November, February, May and August thereafter as follows: (i) for the period from August 1,

1999 through May 1, 2001, One Hundred Twenty-Five Thousand Dollars ($125,000),
(ii) for the period from August 1, 2001 through May 1, 2003, One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500), (iii) for the period from August 1, 2003 through May 1, 2004, Two Hundred Seventy-Five Thousand Dollars ($275,000), and (iv) for the period from August 1, 2004 through February 1, 2005, Three Hundred Fifty Thousand Dollars ($350,000), with the balance thereof payable in full on May 1, 2005. As used herein, "Credit and Security Agreement" means the Credit and Security Agreement dated as of April 2, 1998, between Borrower and Lender, as amended and as the same may from time to time be further amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit and Security Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of the Term Loan from time to time outstanding, from the date of the Term Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1C of the Credit and Security Agreement. Such interest shall be payable on each date provided for in such Section 2.1C; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of either thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit and Security Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is the Term Note referred to in the Credit and Security Agreement. Reference is made to the Credit and Security Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit and Security Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. BORROWER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND

OR MODIFY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER AND LENDER.


                                               AIRCRAFT SERVICE INTERNATIONAL
                                               GROUP, INC.

                                               By:
                                               Print Name:
                                               Title:

                                    EXHIBIT 2

                            GUARANTOR ACKNOWLEDGMENT

         The undersigned acknowledge and agree (a) to remain bound by the terms and conditions of the Guaranty of Payment of Debt to which it is a party, and
(b) that the liability of the undersigned pursuant to such Guaranty of Payment of Debt shall continue and remain in full force and effect. The undersigned hereby consent to Borrower's execution of the First Amendment Agreement and further agree that Lender may rely on this acknowledgment in entering into the First Amendment Agreement.

         IN WITNESS WHEREOF, the foregoing acknowledgment has been executed and delivered as of May ___, 1999.


                                     AIRCRAFT SERVICE INTERNATIONAL, INC.

                                     By:
                                     Print Name:
                                     Title:

                                     FLORIDA AVIATION FUELING CO.,LTD.

                                     By:
                                     Print Name:
                                     Title:

                                     DISPATCH SERVICES, INC.

                                     By:
                                     Print Name:
                                     Title: